UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

FLUENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

FLUENT, INC.

300 Vesey Street, 9th Floor

New York, New York 10282

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 8, 2022

To our Stockholders:

The Annual Meeting of Stockholders of Fluent, Inc. (the “Company”) will be held on Wednesday, June 8, 2022, at 11:00 a.m. Eastern Time. The Annual Meeting will be completely virtual. You may attend the meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/FLNT2022. At the meeting you will be asked to consider and to vote on the following proposals:

(1)	Elect five directors to serve for a one-year term until the 2023 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
(2)	Approve, on an advisory basis, the 2021 compensation of the Company’s named executive officers (Say-on-Pay);
(3)	Approve the Fluent, Inc. 2022 Omnibus Equity Incentive Plan;
(4)	Ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and
(5)	Transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

The Board of Directors has fixed the close of business on May 6, 2022, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting.

The enclosed proxy statement contains information pertaining to the matters to be voted on at the annual meeting. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, is being mailed with this proxy statement.

By order of the Board of Directors, Daniel J. Barsky, General Counsel and Corporate Secretary

New York, New York

May 2, 2022

YOU ARE REQUESTED, REGARDLESS OF THE NUMBER OF SHARES OWNED, TO SIGN AND

DATE THE ENCLOSED PROXY AND TO MAIL IT PROMPTLY, OR TO USE THE INTERNET

VOTING SYSTEM SET FORTH IN THE PROXY.

FLUENT, INC.

300 Vesey Street, 9th Floor

New York, New York 10282

PROXY STATEMENT

Annual Meeting of Stockholders

To be held on June 8, 2022

General

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Fluent, Inc. of the proxies to be voted at our 2022 Annual Meeting of Stockholders (the “Meeting” or “Annual Meeting”) and at any and all postponements or adjournments thereof. The Meeting will be held on Wednesday, June 8, 2022, at 11:00 a.m., Eastern Time. The Meeting will be held virtually via live webcast, which you may attend by visiting www.virtualshareholdermeeting.com/FLNT2022. This proxy statement and the enclosed form of proxy are first being sent to stockholders on or about May 9, 2022. In this proxy statement, Fluent, Inc. is referred to as “Fluent,” the “Company,” “we,” “our,” or “us.”

The Meeting will be conducted as a virtual meeting of stockholders by means of a live webcast. Given the ongoing public health impact of COVID-19, we believe that hosting our Annual Meeting virtually, as we did in 2021, would be in the best interests of our stockholders and employees and enable improved communication and greater stockholder attendance and participation from any location. There will not be a physical meeting location and you will not be able to attend in person.

If you are a registered stockholder or beneficial owner of common stock holding shares at the close of business on the record date, you may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/FLNT2022 and logging in by entering the 16-digit control number found on your proxy card, voter instruction form, or other materials provided to you, as applicable. If you have lost your 16-digit control number or are not a stockholder, you will be able to attend the Meeting by visiting www.virtualshareholdermeeting.com/FLNT2022 and registering as a guest. If you enter the Meeting as a guest, you will not be able to vote your shares or submit questions during the Meeting.

We invite you to virtually attend the Annual Meeting and request that you vote on the proposals described in this proxy statement. However, you do not need to attend the virtual Meeting to vote your shares. Instead, you may vote by proxy, via the Internet, or by mail by following the instructions provided on the proxy card. We encourage you to vote before the Annual Meeting.

Purpose of the Annual Meeting

At the Meeting, our stockholders will consider and vote upon the following matters:

(1)	The election of five directors to serve for a one-year term until the 2023 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
(2)	The approval, on an advisory basis, of the 2021 compensation of the Company’s named executive officers;
(3)	The approval of the Fluent, Inc. 2022 Omnibus Equity Incentive Plan;
(4)	The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and
(5)	The transaction of such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.

Outstanding Securities and Voting Rights

Only holders of record of the Company’s common stock at the close of business on May 6, 2022, the record date for the Meeting, are entitled to notice of, and to vote at, the Meeting. As of May 6, 2022, we expect to have approximately 79,683,435 shares of common stock outstanding. Each share of common stock is entitled to one vote at the Meeting. If your shares are registered in your name, you are a stockholder of record. If your shares are held in the name of your broker, bank or another holder of record, these shares are held in “street name.”

The holders of a majority of the issued and outstanding shares of common stock present at the Meeting, either in person or by proxy, and entitled to vote, constitute a quorum for the transaction of business. Abstentions will be included in determining the presence of a quorum at the Meeting.

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals, your broker may vote your shares as recommended by the Board. If you do not provide voting instructions, your shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote.”

For Proposal 1 (election of directors), a nominee for director will be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Proposal 2 (say-on-pay), Proposal 3 (approval of the 2022 Plan) and Proposal 4 (auditor ratification) will be determined by of a majority of votes cast affirmatively or negatively.  Abstentions and broker non-votes will have no effect on the proposals.

PROPOSALS FOR STOCKHOLDER VOTE AND APPROVAL REQUIREMENTS

Management is presenting four proposals for a stockholder vote. Stockholders are entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Abstentions and broker non-votes (shares held in “street name” by a broker, bank, or other nominee that does not have authority, either express or discretionary, to vote on a non-routine matter, such as Proposals 1, and 2 and 3) will not be taken into account in determining the outcome of the vote, consistent with Delaware law and the proxy rules of the U.S. Securities and Exchange Commission (“SEC”).

PROPOSAL 1.      ELECTION OF DIRECTORS

THE BOARD IS SUBJECT TO ANNUAL ELECTION BY THE STOCKHOLDERS. THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE FOLLOWING 5 DIRECTOR NOMINEES:

MATTHEW CONLIN	RYAN SCHULKE
DONALD MATHIS	BARBARA SHATTUCK KOHN
CARLA S. NEWELL

You can find information about the director nominees, Fluent’s Board of Directors, its committees, and other related matters in the section entitled, “Proposal 1 – Election of Directors” of this proxy statement.

Delaware law and Fluent’s Amended and Restated By-Laws (“By-Laws”) govern the vote on Proposal 1, on which you may:

▪	Vote “FOR” all of the director nominees;

▪	Vote “AGAINST” all of the director nominees;

▪	Vote “FOR” or “AGAINST” specific director nominees; or

▪	Abstain from voting for all or specific director nominees.

Under our By-Laws and assuming a quorum is present, a director nominee in an uncontested election must be elected by a majority of votes cast. A majority exists when the number of votes cast “FOR” a director nominee exceeds the number of votes cast “against” the director nominee. A director nominee who fails to receive a majority of votes cast in an uncontested election is required to tender his or her resignation from the Board of Directors under the terms of our Director Resignation Policy adopted in 2019. In such an event, the Corporate Governance and Nominating Committee will meet to consider the tendered resignation and make a recommendation to the Board concerning the action, if any, to be taken with respect to the resignation. Abstentions and broker non-votes will not be taken into account.

PROPOSAL 2.      APPROVAL, ON AN ADVISORY BASIS, OF THE 2021 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE 2021 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS DISCLOSED IN THIS PROXY STATEMENT.

You can find information about the compensation of our named executive officers in the section entitled, “Executive Compensation” and about Proposal 2 in the section entitled, “Proposal 2 – Non-Binding Advisory Vote Say-On-Pay” of this proxy statement.

Delaware law and Fluent’s By-Laws govern the vote on Proposal 2, on which you may:

▪	Vote “FOR” Proposal 2;

▪	Vote “AGAINST” Proposal 2; or

▪	Abstain from voting on Proposal 2.

Assuming a quorum is present, Proposal 2 will pass if approved by an affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be taken into account in determining whether the proposal has received the requisite number of affirmative votes, consistent with Delaware law and the SEC’s proxy rules.

PROPOSAL 3.      APPROVAL OF FLUENT, INC. 2022 OMNIBUS EQUITY INCENTIVE PLAN

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE FLUENT, INC. 2022 OMNIBUS EQUITY INCENTIVE PLAN.

You can find information about the Fluent, Inc. 2022 Omnibus Equity Incentive Plan in the section entitled, “Proposal 3 – Approval of the Fluent, Inc. 2022 Omnibus Equity Incentive Plan” of this proxy statement.

Delaware law and Fluent’s By-Laws govern the vote on Proposal 3, on which you may:

▪	Vote “FOR” Proposal 3;

▪	Vote “AGAINST” Proposal 3; or

▪	Abstain from voting on Proposal 3.

Assuming a quorum is present, Proposal 3 will pass if approved by an affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be taken into account in determining whether the proposal has received the requisite number of affirmative votes, consistent with Delaware law and the SEC’s proxy rules.

PROPOSAL 4.      RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

You can find information about Fluent’s relationship with Grant Thornton LLP in the section entitled, “Proposal 4 – Ratification of the Appointment of Grant Thornton LLP as our Independent Registered Public Accounting Firm for Fiscal Year 2022” of this proxy statement. Delaware law and Fluent’s By-Laws govern the vote on Proposal 4, on which you may:

▪	Vote “FOR” Proposal 4;

▪	Vote “AGAINST” Proposal 4; or

▪	Abstain from voting on Proposal 4.

Assuming a quorum is present, Proposal 4 will pass if it receives an affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions will not be taken into account in determining whether the proposal has received the requisite number of affirmative votes, consistent with Delaware law and the SEC’s proxy rules. Proposal 4 is considered a “routine” matter on which brokers may cast a vote.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

The Board of Directors is unaware of any other business to be presented for a vote at the Annual Meeting. If any other matters are properly presented for a vote, the individuals named as proxies will have discretionary authority to vote on such matters according to their best judgment to the extent permitted by applicable law and Nasdaq Stock Market (“Nasdaq”) and SEC rules and regulations.

The Chairperson of the Annual Meeting may refuse to allow the presentation of a proposal or nominee for the Board of Directors if the proposal or nominee is not properly submitted. The requirements for submitting proposals and nominations for this year’s Annual Meeting are detailed in Fluent’s By-Laws.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This proxy statement contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “may,” “estimate,” “intend,” and other similar words. These forward-looking statements are based on our beliefs, assumptions, and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. Factors that may cause actual results to differ materially from those contemplated by the statements in this proxy statement can be found in our most recent Annual Report on Form 10-K filed with the SEC and in our other filings filed with the SEC hereafter under the headings “Risk Factors” and “Forward-Looking Statements.”

You are cautioned not to place undue reliance on any of our forward-looking statements. We disclaim any intention or obligation to publicly update or revise any forward-looking statements, except as required by law. This cautionary statement applies to all forward-looking statements contained in this proxy statement.

WEBSITES

Website addresses referenced in this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

HOW DO I ATTEND THE ANNUAL MEETING?

The Annual Meeting will be held on June 8, 2022 at 11:00 a.m. Eastern Time virtually at www.virtualshareholdermeeting.com/FLNT2022.

HOW DO I VOTE?

If you are the record holder of your shares, you can vote four ways:

1.	BY MAIL (PROXY CARD MUST BE RECEIVED BEFORE THE ANNUAL MEETING):

▪	Mark your voting instructions on your proxy card;

▪	Sign your name exactly as it appears on your proxy card;

▪	Date your proxy card; and

▪	Mail your proxy card to us in the provided postage-paid envelope.

Timing is important, so please mail your proxy card promptly. We must receive it before the beginning of the Annual Meeting. If you do not give voting instructions on your signed and mailed proxy card, the named proxies will vote your shares “FOR” each of the director nominees, and “FOR” Proposals 2, 3 and 4. If any other matters requiring a vote arise during the Annual Meeting, the named proxies will exercise their discretion using their best judgment to the extent permitted by applicable law and Nasdaq and SEC rules and regulations.

2.	BY TELEPHONE (MAY BE DONE AT ANY TIME UNTIL JUNE 7, 2022 AT 11:59 PM EASTERN TIME):

▪	Call the toll-free number on your proxy card; and

▪	Follow the instructions on your proxy card and the voice prompts.

▪	IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

3.	BY INTERNET (MAY BE DONE AT ANY TIME UNTIL JUNE 7, 2022 AT 11:59 PM EASTERN TIME):

▪	Go to the website listed on your proxy card; and

▪	Follow the instructions on your proxy card and the website.

▪	IF YOU VOTE BY INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

4.	BY VIRTUAL PARTICIPATION (MAY ONLY BE DONE ON JUNE 8, 2022, DURING THE ANNUAL MEETING):

▪	Virtually attend the Annual Meeting and vote online during the audiocast.

HOW DO I REVOKE MY PROXY OR CHANGE MY VOTING INSTRUCTIONS?

You may revoke your proxy at any time before the proxy is exercised at the Annual Meeting by:

▪

Submitting a new vote by telephone, via the Internet, or by returning a properly executed new proxy card bearing a later date. Any subsequent timely and valid vote by any voting method will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The vote counted will be the last vote received before 11:59 PM Eastern Time on June 7, 2022 (if you are the record holder of your shares) – unless you change your vote by virtually attending the Annual Meeting and voting online during the Annual Meeting;

▪	Writing to Fluent’s Corporate Secretary, Daniel J. Barsky, at 300 Vesey Street, 9th Floor, New York, New York, 10282 (such revocation must be received before the Annual Meeting); or

▪	Virtually attending the Annual Meeting and voting online during the audiocast.

HOW WILL PROXIES BE VOTED IF I GIVE MY AUTHORIZATION?

If you (i) properly execute your proxy card and return it to Fluent, or (ii) submit your proxy by telephone or via the Internet and do not subsequently revoke your proxy, your shares of common stock will be voted at the Annual Meeting according to your instructions.

In the absence of voting instructions, the named proxies will vote your shares “FOR” each of the director nominees and “FOR” Proposals 2, 3 and 4. If other matters properly come before the Annual Meeting, the named proxies will vote on such matters using their best judgment to the extent permitted by applicable law and Nasdaq and SEC rules and regulations.

WHAT IF MY SHARES ARE NOT REGISTERED IN MY NAME?

If the Fluent stock you own is held in the name of a bank, broker, or other nominee (commonly referred to as holding shares in “street name”), your bank, broker, or other nominee should have provided you access to these proxy materials by mail or e-mail with information on how to submit your voting instructions. Unless you provide voting instructions to your bank, broker, or other nominee, your shares will not be voted on Proposal 1 (the election of directors) and Proposal 2 (say-on-pay) and Proposal 3 (approval of the 2022 Plan), all of which are “non-routine” proposals. In contrast, brokers may, at their discretion, vote uninstructed shares on Proposal 4 (auditor ratification), which is a “routine” proposal. Broker non-votes count toward a quorum, but otherwise do not affect the outcome of any proposal.

HOW WILL VOTES, ABSTENTIONS, AND BROKER NON-VOTES BE COUNTED?

The inspector of election appointed for the Annual Meeting by the Board of Directors will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Shares represented by proxies that reflect abstentions and broker non-votes are counted for determining whether there is a quorum.

With respect to Proposal 1, a nominee for director will be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Approval of Proposals 2, 3 and 4 requires the affirmative vote of a majority of votes cast at the Annual Meeting. For Proposal 1, abstentions and broker non-votes will not be considered in determining whether director nominees have received more “for” votes than “against” votes. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and therefore do not affect Proposals 2 and 3. Abstentions do not affect Proposal 4.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions for each set of proxy materials to ensure that all of your shares are voted.

IS MY VOTE CONFIDENTIAL?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

WHAT CONSTITUTES A QUORUM?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote as of the record date, are represented in person or by proxy. Thus, approximately 39,483,652 shares must be represented in person or by proxy to have a quorum at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, the stockholders present or represented at the Annual Meeting may adjourn the Annual Meeting.

WHO IS PAYING FOR THE EXPENSES INVOLVED IN PREPARING AND MAILING THIS PROXY STATEMENT?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials.

DO I HAVE DISSENTERS’ RIGHTS OF APPRAISAL?

Our stockholders do not have appraisal rights under Delaware law or under our governing documents with respect to the matters to be voted upon at the Annual Meeting.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

DO THE COMPANY’S OFFICERS AND DIRECTORS HAVE AN INTEREST IN ANY OF THE MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING?

Our directors have an interest in Proposal 1 (election of directors), our named executive officers have an interest in Proposal 2 (say-on-pay) and our officers and directors have an interest in Proposal 3 (approval of the 2022 Plan). Our directors and executive officers do not have any interest in Proposal 2 (ratification of the appointment of our auditor).

This Proxy Statement and our 2021 Annual Report on Form 10-K are also available on Fluent’s Internet website at www.fluentco.com.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Meeting, we will be electing five directors. Each director will hold office until the 2023 Annual Meeting of Stockholders or until a successor is elected and qualified to serve on the Board or until such director’s earlier death, resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The Board has nominated the five individuals listed below (each a “Nominee,” and together the “Nominees”) based on the recommendation of the Board’s Corporate Governance and Nominating Committee. All of the Nominees are current directors. Each Nominee has consented to being named in this proxy statement and has agreed to serve as a director if elected. If any Nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy or the Board may determine to reduce the size of the Board accordingly. The Board is not aware of any existing circumstances likely to render any Nominee unavailable.

NOMINEES TO THE BOARD OF DIRECTORS
Name, Age, Position		Background Information

Matthew Conlin, 38 Co-founder and Chief Customer Officer Director since 2018	●	Chief Customer Officer of Fluent, Inc. and Fluent LLC since July 2021.
	●	President of Fluent, Inc. from March 2018 to June 2021.
	●	Co-founded Fluent, LLC in 2010. Fluent, LLC merged (2015) with and is now a wholly-owned subsidiary of Fluent, Inc.
	●	President of Fluent, LLC from inception until June 2021.
	●	Sales Director, U.S. of Clash Media, a global digital advertising network.
	●	Bachelor of Science in Marketing from St. John’s University.
Discussion of individual experience, qualifications, attributes, and skills	The Board believes Mr. Conlin, one of our co-founders, with his experience as Chief Customer Officer of Fluent, LLC, the Company’s operating subsidiary, and his tenure as President of Fluent, LLC from inception until 2021, provides valuable business, industry, and management advice to the Board.
Carla S, Newell, 61 Independent Director Director since 2020	●	Chief Administrative Officer and Chief Legal Officer at Sword Health Technologies since September 2021.
	●	General Manager at Ancestry DNA from May 2021 to September 2021.
	●	Chief Legal and Risk Officer, Ancestry DNA, from August 2016 to May 2021.
	●	Chair of the Ancestry Enterprise Risk Management Committee and other international subsidiary boards from 2014 to 2016.
	●	Juris Doctorate from The University of Michigan Law School.
	●	Bachelor of Arts in Political Science from the University of Chicago.
Discussion of individual experience, qualifications, attributes, and skills	The Board believes Ms. Newell’s expertise in privacy law, her substantial knowledge and experience working with high-growth technology companies, and her experience serving as a strategic advisor and board and committee member strengthen the Board’s collective qualifications, skills, and experience.
Donald Mathis, 56 Independent Director Director since 2015	●	Senior Vice President, Strategic Development at Comcast NBC Universal since 2017.
	●	Member of Board of Advisors of Omniangle Technologies, a privately held company involved in business intelligence and information security, since 2013.
	●	Co-Founder of Echelon AI, a New York-based privately held artificial intelligence start-up from 2015 to 2017.
●

Senior Adviser and Director, Digital Counterterrorism, a public-private consortium and non-governmental organization focused on countering violent extremism and terrorist recruitment in the digital domain from 2016 to 2019.

	●	Chief Executive Officer and Co-Founder of Kinetic Social from October 2011 through April 2016.
	●	Master of Business Administration from the Harvard Business School.
	●	Commander in the U.S. Navy (currently inactive reserve).
Discussion of individual experience, qualifications, attributes, and skills	The Board believes Mr. Mathis’ knowledge and experience as chairman and chief executive officer of an artificial intelligence company with a specialty in predictive data analytics, his experience running a social data and technology SaaS and managed services company, as well as his experience in business intelligence, general management, financial management and information security, and his military service, strengthen the Board’s collective qualifications, skills, and experience.

NOMINEES TO THE BOARD OF DIRECTORS
Name, Age, Position	Background Information
Ryan Schulke, 39 Co-founder and Chief Strategy Officer Director since 2015 and Chairman of the Board since July 2021	●	Chief Strategy Officer of Fluent, Inc. and Fluent LLC since July 2021.
	●	Chief Executive Officer of the Fluent, Inc. from March 2018 to June 2021.
	●	Co-founded Fluent, LLC in 2010. Fluent, LLC merged (2015) with and is now a wholly-owned subsidiary of Fluent, Inc.
	●	Chief Executive Officer of Fluent, Inc. from inception until June 2021.
	●	Media Director of Clash Media, a global digital advertising network from May 2007 to June 2010.
	●	Bachelor of Arts, Communications from Marymount Manhattan College.
Discussion of individual experience, qualifications, attributes, and skills	The Board believes Mr. Schulke, one of our co-founders, with his experience as Chief Strategy Officer of Fluent, LLC, the Company’s operating subsidiary, from July 2021, along with his tenure as the Chief Executive Officer of Fluent LLC from its inception until 2021, provides valuable business, industry, and management advice to the Board.
Barbara Shattuck Kohn, 71 Independent Director Director since 2019	●	Principal at Hammond Hanlon Camp LLC, a strategic advisory and investment banking firm from 2012 to 2018.
	●	Director of Penn National Gaming, Inc. since 2004, where she serves as a member of the Audit Committee and as Chair of the Compensation Committee and Corporate Governance and Nominating Committee.
	●	Director of Emblem Health, one of the nation's largest nonprofit health plans since 2018.
	●	Bachelor of Arts from Connecticut College.
	●	Attended New York University Business School.
Discussion of individual experience, qualifications, attributes, and skills	The Board believes Ms. Shattuck Kohn’s significant financial expertise and experience as a director of other public companies strengthen the Board’s collective qualifications, skills, and experience.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years required to be disclosed pursuant to Item 401(f) of Regulation S-K.

There have been no material proceedings to which any director, executive officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any associate of any such director, executive officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.]

Arrangements with Officers and Directors

There are no arrangements or understandings with another person pursuant to which any of our executive officers or directors were selected as an executive officer or director.

Vote Required and Board Recommendation

Under our By-Laws, a nominee for director will be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; abstentions and broker non-votes not counted as a vote cast either “for” or “against” that nominee’s election and therefore have no effect.

The Board approved and adopted a Director Resignation Policy on February 13, 2019 for directors who fail to receive the required number of votes in an uncontested election in accordance with our By-Laws. The policy requires that the Board will nominate for election or re-election only a candidate who agrees to tender an irrevocable resignation that will be effective upon (i) the failure to receive the required vote at any future annual meeting at which he or she faces re-election; and (ii) Board acceptance of such resignation. The policy further states that upon any candidate failing to be elected in an election at which majority voting applies, the Corporate Governance and Nominating Committee will meet to consider the tendered resignation and make a recommendation to the Board concerning the action, if any, to be taken with respect to the resignation. The policy provides that the Board will then consider and act upon the Corporate Governance and Nominating Committee’s recommendation within 90 days of certification of the vote at the annual meeting. The Board may accept the resignation, refuse the resignation, or refuse the resignation subject to such conditions designed to cure the underlying cause as the Board may impose. Promptly following the decision regarding the tendered resignation, the policy states that the Company will file with the SEC a Current Report on Form 8-K disclosing the decision with respect to the resignation, describing the deliberative process and, if applicable, the specific reasons for rejecting the tendered resignation.

The Board unanimously recommends a vote “FOR” each Nominee for director.

DIRECTOR COMPENSATION

On April 19, 2018, the Compensation Committee adopted general director compensation practices, pursuant to which a non-employee director joining the Board is granted 25,000 restricted stock units (“RSUs”). The RSUs vest in three equal annual installments beginning on the first anniversary of the grant date. Additionally, non-employee directors are paid $10,000 quarterly plus $2,500 for the Chair of the Audit Committee and $1,250 to the Chair of each of the Compensation Committee and the Corporate Governance and Nominating Committee. Additionally, on the date of each annual meeting, non-employee directors are granted such number of RSUs representing shares of the Company’s common stock with a grant date value equal to $75,000. The RSUs vest in three equal annual installments beginning on the first anniversary of the grant date, subject to accelerated vesting in certain circumstances. The number of RSUs is determined using the average closing price of our common stock for the five trading days before the date of the annual meeting.

On February 16, 2021, the Compensation Committee approved an adjustment to the general director compensation practices, pursuant to which a non-employee director joining the Board is now issued 60,000 RSUs. As a catch-up for the new policy, each of the current non-employee directors was granted 35,000 RSUs on March 1, 2021.

The following table provides compensation information for the fiscal year ended December 31, 2021 for each of our non-employee directors.

Name	Fees earned or paid in cash ($)	Stock awards ($) (1)(5)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Donald Mathis (2)	45,000	75,001	-	-	-	-	120,001
Carla S. Newell (3)	45,000	75,001	-	-	-	-	120,001
Barbara Shattuck Kohn (4)	50,000	75,001	-	-	-	-	125,001

(1)

The amounts in this column represent the aggregate grant date fair value of RSUs granted in 2021 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. In determining the grant date fair value for RSUs, the Company used the closing price of its common stock on the grant date. For a discussion of valuation assumptions used in calculation of these amounts, see Note 11 to the Company’s audited financial statements included with its Annual Report on Form 10-K for the year ended December 31, 2021.

(2)

Mr. Mathis was granted 25,809 RSUs on June 2, 2021 for his services as a director. The RSUs will vest in three annual installments beginning on June 2, 2022. Mr. Mathis also received compensation of $45,000 in 2021 ($40,000 was for his services as a director and $5,000 was for his services as the Chair of the Compensation Committee).

(3)

Ms. Newell was granted 25,809 RSUs on June 2, 2021 for her services as a director. The RSUs will vest in three annual installments beginning on June 2, 2022. Ms. Newell also received compensation of $45,000 in 2021 ($40,000 was for her services as a director and $5,000 was for her services as the Chair of the Corporate Governance and Nominating Committee).

(4)

Ms. Shattuck Kohn was granted 25,809 RSUs on June 2, 2021 for her services as a director. The RSUs will vest in three annual installments beginning on June 2, 2022. Ms. Shattuck Kohn also received compensation of $50,000 in 2021 ($40,000 was for her services as a director and $10,000 was for her services as Chair of the Audit Committee).

(5)

As of December 31, 2021, each director held RSUs as follows: Mr. Mathis – 89,971, Ms. Newell – 77,476, and  Ms. Shattuck Kohn – 93,229. Mr. Mathis’ shares include (i) 5,076 RSUs that will vest on June 5, 2022, (ii) 24,086 RSUs that will vest in two equal annual installments beginning on June 3, 2022, (iii) 35,000 RSUs that will vest in three annual installments beginning on March 1, 2022, and (iv) 25,809 RSUs that will vest in three annual installments beginning on June 2, 2022. Ms. Newell's shares include (i) 16,667 RSUs that will vest in two annual installments beginning on October 1, 2022, (ii) 35,000 RSUs that will vest in three annual installments beginning on March 1, 2022, and (iii) 25,809 RSUs that will vest in three annual installments beginning on June 2, 2022. Ms. Shattuck Kohn’s shares include (i) 8,334 RSUs that will vest on December 9, 2022, (ii) 24,086 RSUs that will vest in two equal annual installments beginning on June 3, 2022, (iii) 35,000 RSUs that will vest in three annual installments beginning on March 1, 2022, and (iv) 25,809 RSUs that will vest in three annual installments beginning on June 2, 2022.

BOARD MEETINGS AND COMMITTEES

Board Meetings; Annual Meeting Attendance; Independence

The Board oversees our business and affairs and monitors the performance of management. The Board meets regularly to review matters affecting our Company and to act on matters requiring Board approval. The Board also holds special meetings whenever circumstances require and may act by unanimous written consent. During 2021, the Board held ten meetings and took action by unanimous written consent on three occasions. During 2021, all of our incumbent directors attended at least 75% of the aggregate meetings of the Board and its committees on which they served during the period of time that each such director was a member of the Board. The Board encourages, but does not require, its directors to attend the Company’s annual meeting. All of our then-current directors virtually attended the 2021 Annual Meeting of Stockholders.

As required by the listing standards of the Nasdaq Stock Market (“Nasdaq”), a majority of the members of the Board must qualify as “independent,” as affirmatively determined by the Board. Our Board determines director independence based on an analysis of such listing standards and all relevant securities and other laws and regulations regarding the definition of “independent.”

As a result of the Board’s review of the relationships of each of the directors that served on the Board during the year ended December 31, 2021, the Board affirmatively determined that Mr. Mathis, and Mses. Newell and Shattuck Kohn were “independent” directors within the meaning of the Nasdaq listing standards and applicable law. In addition, the Board of Directors has also determined that each member of the Audit Committee meets the additional criteria for independence of Audit Committee members under Rule 10A-3(b)(1) of the Exchange Act.

Board Oversight of Enterprise Risk

The Board’s role in the risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, and regulatory, cybersecurity and strategic and reputational risks. In connection with its reviews of the operations of the Company’s business and its corporate functions, the Board considers and addresses the primary risks associated with these operations and functions. Our full Board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed.

In addition, each of the Board’s committees, and particularly the Audit Committee, plays a key role in overseeing risk management issues that fall within such committee’s areas of responsibility. Senior management reports on at least a quarterly basis to the Audit Committee on the most significant risks facing the Company from a financial reporting perspective and highlights any new risks that may have arisen since the Audit Committee last met. The Audit Committee also meets in executive sessions with the Company’s independent registered public accounting firm and reports any findings or issues to the full Board. In performing its functions, the Audit Committee and each standing committee of the Board has full access to management, as well as the ability to engage advisors. The Board receives regular reports from each of its standing committees regarding each committee’s particularized areas of focus.

Committees

The standing committees of the Board are the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. In addition to regularly scheduled meetings, the committees also took certain actions taken by unanimous written consent. Written charters for each committee are available on the Company’s website at https://investors.fluentco.com/corporate-information/corporate-governance.

Audit Committee

2021 meetings: 4
2021 action by written consent: 0

Responsibilities:
● Retaining our independent registered public accounting firm, reviewing its independence, and reviewing and approving the planned scope of our annual audit;
●

Reviewing and approving any fee arrangements with our independent registered public accounting firm, overseeing its audit work, reviewing and pre-approving any non-audit services that may be performed by our independent registered public accounting firm;

● Reviewing the adequacy of accounting and financial controls and reviewing our critical accounting policies; and
● Reviewing and approving any related party transactions.
Members:	Independent
Barbara Shattuck Kohn (Chair; “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K)	Yes
Donald Mathis	Yes
Carla S. Newell	Yes

Compensation Committee

2021 meetings: 4
2021 action by written consent: 1

Responsibilities:
●	Periodically review and advise the Board on executive officers’ compensation issues;
●	Periodically review and advise the Board concerning the Company’s overall compensation philosophy, policies, and plans;
●

Review and approve all compensation of the Company’s executive officers (including, but not limited to, salary, bonus, incentive compensation, equity awards, severance arrangements and change in control arrangements, benefits, and perquisites);

●

Advise the Board with respect to proposed changes in the compensation of members of the Board, including as to committee service, as well as retirement policies and programs and perquisites for directors;

●	Make recommendations to the Board regarding the establishment and terms of the Company’s incentive compensation plans and equity compensation plans and administer such plans;
●	Approve grants of options and other equity awards to all executive officers and directors under the Company’s compensation plans;
●

Review and make recommendations to the Board regarding compensation-related matters outside the ordinary course, including, but not limited to, employment contracts, change-in-control provisions, severance arrangements, and material amendments thereto;

●	Monitor and assess the risks associated with the Company’s compensation policies and consult with management regarding such risks; and
●	Review and make recommendations to the Board regarding stockholder proposals related to compensation matters.
Members:	Independent
Donald Mathis (Chair)	Yes
Carla S. Newell	Yes
Barbara Shattuck Kohn	Yes
Corporate Governance and Nominating Committee
2021 meetings: 0 2021 action by written consent: 2
Responsibilities:
●	Determine criteria for selecting new directors, including desired director skills, experience, and attributes, and identify and actively seek individuals qualified to become directors, as needed;
●	Evaluate and recommend to the Board nominees for each election of directors and for each vacancy (including vacancies for newly created positions) to be filled by the Board;
●	Consider any director candidates recommended by the Company’s stockholders pursuant to the procedures described in the Company’s proxy statement and its charter documents;
●	Annually or more frequently, review and make recommendations to the Board concerning qualifications, appointment, and removal of committee members;
●	Review and update the Code of Business Conduct and Ethics;
●	Review and recommend to the Board changes to the Company’s By-Laws, as needed; and
●	Oversee succession planning for executive officers.
Members:	Independent
Carla S. Newell (Chair)	Yes
Donald Mathis	Yes
Barbara Shattuck Kohn	Yes

Director Nominations Process

Our Corporate Governance and Nominating Committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of stockholders, the Corporate Governance and Nominating Committee considers the criteria set forth in the Corporate Governance and Nominating Committee charter. Specifically, the Corporate Governance and Nominating Committee may take into account many factors, including, but not limited to, personal and professional integrity, experience relevant to the Company’s industry, diversity of background and experience including, but not limited to, with respect to gender and ethnicity and any other relevant qualifications, attributes or skills.

We consider diversity a meaningful factor in identifying director nominees, but do not have a formal diversity policy. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. In determining whether to recommend a director for re-election, the Corporate Governance and Nominating Committee may also consider potential conflicts of interest with the candidates, other personal and professional pursuits, the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

In identifying prospective director candidates, the Corporate Governance and Nominating Committee may seek referrals from other members of the Board or stockholders. The Corporate Governance and Nominating Committee also may, but need not, retain a third-party search firm in order to assist it in identifying candidates to serve as directors of the Company. The Corporate Governance and Nominating Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the Corporate Governance and Nominating Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics, which is applicable to the Company’s directors, officers, and employees, including the Company’s principal executive officer and principal financial officer. The Code of Ethics is published on the Company’s website at www.fluentco.com on the Investors page under the corporate governance link. We will disclose amendments to or waivers from our Code of Ethics on our website in accordance with all applicable laws and regulations.

Anti-hedging

As part of our Insider Trading Policy, all of our officers, directors, employees and consultants and family members or others sharing a household with any of the foregoing or who live elsewhere but whose transactions in our securities are directed by such employees, officers and directors or subject to their influence and control are prohibited from engaging in short sales of our securities, any hedging or monetization transactions involving our securities and in transactions involving puts, calls or other derivative securities based on our securities. Our Insider Trading Policy further prohibits employees, officers, directors and consultants from purchasing our securities on margin or pledging our securities as collateral for a loan. As of December 31, 2021, none of our directors or executive officers had pledged any shares of our common stock.

Board Leadership Structure

Effective July 1, 2021, Ryan Schulke, our Chief Strategy Officer, became the Chair of the Board. Accordingly, the positions of Chief Executive Officer and Chair of our Board of Directors are held by two different individuals (Donald Patrick and Ryan Schulke, respectively).  This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chair leads our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board of Directors and strengthens the independence of the Board of Directors from management.

Communications with our Board of Directors

Any stockholder who wishes to send a communication to our Board should address the communication either to the Board or to the individual director in care of Daniel J. Barsky, General Counsel and Corporate Secretary of Fluent, Inc., at 300 Vesey Street, 9th Floor, New York, New York 10282. Mr. Barsky will forward the communication either to all of the directors, if the communication is addressed to the Board, or to the individual director, if the communication is addressed to a specific director. Mr. Barsky will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board, or to the affairs of Fluent.

Nominees for Director and Other Stockholder Proposals for the 2023 Annual Meeting of Stockholders

Proposals for Inclusion in the 2023 Proxy

From time to time, stockholders present proposals that may be proper subjects for inclusion in the proxy statement and for consideration at an annual meeting. Under SEC rules, in order to be included in the proxy statement for the 2023 Annual Meeting of Stockholders, stockholder proposals submitted under Rule 14a-8 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), must be received by our Corporate Secretary at 300 Vesey Street, 9th Floor, New York, New York 10282 not later than January 9, 2023. In the event the date of the 2023 Annual Meeting of Stockholders has been changed by more than 30 days from the date of the 2022 Annual Meeting, stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 Annual Meeting of Stockholders must submit the proposal to us at our office no later than a reasonable time before we begin to print and send our proxy materials for our 2023 Annual Meeting of Stockholders.

Other Proposals and Nominations

Our By-Laws require that a stockholder who otherwise intends to: (i) present a proposal outside of Rule 14a-8 under the Exchange Act; or (ii) nominate a director for our 2023 Annual Meeting of Stockholders, must deliver notice to our Corporate Secretary, in proper written form and in accordance with the requirements of the By-Laws, on or after February 8, 2023 but no later than March 10, 2023; provided, however, in the event that the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after the anniversary date of the 2022 Annual Meeting, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the date of the 2023 Annual Meeting of Stockholder and not later than the close of business on the later of (i) the 90th day prior to the date of the 2023 Annual Meeting of Stockholder or (ii) the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting of Stockholder is first made by us.

PROPOSAL 2

NON-BINDING ADVISORY VOTE

“SAY-ON-PAY”

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, and Section 14A of the Exchange Act, require that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. At the Meeting, the Company will present its Say-on-Pay proposal for approval.

This Say-on-Pay proposal is set forth in the following resolution:

RESOLVED, that the stockholders of Fluent, Inc. approve, on an advisory basis, the compensation of its named executive officers, as disclosed in the Fluent, Inc. proxy statement for the 2022 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the information included in the Executive Compensation, the summary compensation table and other related tables and disclosure found in the proxy statement of Fluent, Inc.

Because your vote on this proposal is advisory, it will not be binding on us. However, we will take into account the outcome of the vote when considering future executive compensation arrangements.

The Role of Stockholder Say-on-Pay Votes

The Board, Compensation Committee, and management value the opinions of our stockholders. We provide our stockholders with the opportunity to cast an advisory vote to approve named executive officer compensation, including compensation that may be paid in connection with a change in control or a termination. At our annual meeting of stockholders held in June 2021, approximately 96.4% of the stockholders who voted on the Say-on-Pay proposal voted in favor of the compensation of our named executive officers as disclosed in our 2021 proxy statement. Although the advisory Say-On-Pay vote is non-binding, our Compensation Committee considered the outcome of the vote and determined not to make material changes to our executive compensation programs because the Compensation Committee believed this advisory vote indicated considerable stockholder support for our approach to executive compensation. Our Compensation Committee will continue to consider the outcome of our Say-on-Pay votes when making future compensation decisions for our named executive officers.

Vote Required and Board Recommendation

The advisory vote on the Say-on-Pay proposal requires the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present in person or by proxy at the Meeting and entitled to vote.

The Board unanimously recommends a vote “FOR” the Say-on-Pay proposal.

PROPOSAL 3

APPROVAL OF THE FLUENT, INC. 2022 OMNIBUS EQUITY INCENTIVE PLAN

Introduction

On April 15, 2022, our Board of Directors adopted our 2022 Omnibus Equity Incentive Plan (the “2022 Plan”). The 2022 Plan will become effective, if at all, on the date that it is approved by our stockholders (the “Effective Date”).

We currently maintain the 2015 Stock Incentive Plan (the “2015 Plan”) and 2018 Stock Incentive Plan (the “2018 Plan” and together with the 2015 Plan, the “Prior Plans”). However, following the Effective Date, no further awards may be issued under the Prior Plans, but all awards under the Prior Plans that are outstanding as of the Effective Date will continue to be governed by the terms, conditions and procedures set forth in the Prior Plans and any applicable award agreement.

Under the 2022 Plan, 10,000,000 shares of Company common stock are initially available for grant.

Our administrator may grant incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to participants to acquire shares of Company common stock under the 2022 Plan. It is anticipated that the 2022 Plan will be administered by the Compensation Committee. The closing price per-share of Company common stock on March 31, 2022 was $2.08. The following table sets forth, as of March 31, 2022, the approximate number of each class of participants eligible to participate in the 2022 Plan and the basis of such participation.

Class and Basis of Participation	Approximate Number of Class
Employees	262
Directors(1)	5
Independent Contractors	10

(1) 2 of the 5 directors are employees of the Company.

Rationale for Adoption of the 2022 Plan

Grants of options, stock appreciation rights, restricted shares of common stock, restricted stock units and other stock-based awards to selected employees, directors and independent contractors of the Company or its affiliates whose contributions are essential to the growth and success of the Company, (ii) strengthen the commitment of such individuals to the Company and its affiliates, (iii) motivate those individuals to faithfully and diligently perform their responsibilities and (iv) attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company.

The number of shares proposed to be available for grant under the 2022 Plan is designed to enable the Company to properly incentivize eligible recipients over a number of years on a going-forward basis.

Dilution, Stock Available and Historical Stock Usage

Dilution. Subject to stockholder approval of the 2022 Plan, 10,909,251 shares of Company common stock will be reserved for issuance under the 2022 Plan as of March 31, 2022, which represents approximately 13.69% of our issued and outstanding shares of Company’s common stock, not including outstanding awards under the Prior Plans. The Board believes that this number of shares of Company’s common stock constitutes reasonable potential equity dilution and provides a significant incentive for employees and other service providers of the Company to increase the value of the Company for all stockholders. The closing trading price of each share of Company common stock as of April 29, 2022 was $1.34. All amounts set forth in this paragraph have been calculated as of March 31, 2022.

As of the record date, we expect to have approximately : (i) 79,683,435 shares of Company common stock outstanding; (ii) 2,228,710 stock options outstanding (vested and unvested), with a weighted average exercise price of $4.64 per share; and (iii) no shares of unvested restricted stock outstanding. The new shares of Company’s common stock available under the 2022 Plan would represent an additional potential equity dilution of approximately 12.54%, which does not include outstanding awards under the Prior Plans. Including the proposed additional shares of Company’s common stock under the 2022 Plan, the potential equity dilution from all equity incentive awards outstanding and available for grant under all of our equity plans would result in a maximum potential equity dilution of approximately 13.05%.

Shares Available; Certain Limitations. The maximum number of shares of common stock reserved and available for issuance under the 2022 Plan will be equal to the sum of (i) 10,000,000 shares of common stock; plus (ii) the number of shares of common stock reserved, but unissued under the 2018 Plan; provided that shares of common stock issued under the 2022 Plan with respect to an Exempt Award will not count against the share limit. We use the term “Exempt Award” to mean (i) an award granted in the assumption of, or in substitution for, outstanding awards previously granted by another business entity acquired by us or any of our subsidiaries or with which we or any of our subsidiaries merges, (ii) an award that a participant purchases at fair market value or (iii) an award granted as an inducement award pursuant to Nasdaq Listing Rule 5635(c).

No more than 10,000,000 shares of common stock shall be issued pursuant to the exercise of incentive stock options.

New shares reserved for issuance under the 2022 Plan may be authorized but unissued shares of Company’s common stock or shares of Company’s common stock that will have been or may be reacquired by us in the open market, in private transactions or otherwise. If any award granted under the 2022 Plan or award outstanding under the 2018 Plan as of the effective date of the 2022 Plan (such award, a “Prior Plan Award”) expires, lapses or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of common stock subject to such award or Prior Plan Award being repurchased by the Company at or below the original issuance price), in any case in a manner that results in any shares of common stock covered by such award or Prior Plan Award not being issued or being so reacquired by the Company, the unused shares of common stock covered by such award or Prior Plan Award shall again be available for the grant of awards under the 2022 Plan. Further, shares of common stock delivered (either by actual delivery or attestation) to the Company by a participant to satisfy the applicable exercise or purchase price of an award or Prior Plan Award and/or to satisfy the applicable exercise or purchase price of an award or Prior Plan Award and/or to satisfy any applicable tax withholding obligation (including shares retained by the Company from the award or Prior Plan Award being exercised or purchased and/or creating the tax obligations) shall be added to the number of shares of common stock available for the grant of awards under the 2022 Plan. However, in the case of incentive stock options, the foregoing provisions shall be subject to any limitations under the Internal Revenue Code of 1986, as amended (the “Code”). If an award is denominated in shares of Company’s common stock, but settled in cash, the number of shares of common stock previously subject to the award will again be available for grants under the 2022 Plan. If an award can only be settled in cash, it will not be counted against the total number of shares of common stock available for grant under the 2022 Plan. However, upon the exercise of any award granted in tandem with any other awards, such related awards will be cancelled as to the number of shares as to which the award is exercised and such number of shares of Company’s common stock will no longer be available for grant under the 2022 Plan.

As exhibited by our responsible use of equity over the past several years and good corporate governance practices associated with equity and executive compensation practices in general, the stock reserved under the 2022 Plan will provide us with the platform needed for our continued growth, while managing program costs and share utilization levels within acceptable industry standards.

Share Usage. In determining the requested number of shares of Company’s common stock reserved for issuance under the 2022 Plan, we evaluated the dilution and historic share usage, burn rate and the existing terms of outstanding awards under the Prior Plans. The annual share usage under our equity plans for the last three fiscal years was as follows:

		Fiscal Year 2021	Fiscal Year 2020	Fiscal Year 2019	Average
A	Total Shares Granted During Fiscal Year(1)	2,144,561	1,618,032	4,861,996	2,875,863
B	Basic Weighted Average Common Stock Outstanding	79,977,313	79,373,789	76,705,877	78,685,660
C	Burn Rate (A/B)	2.68%	2.04%	6.34%	3.65%

(1) Includes the number of options and full value awards (restricted shares of common stock) granted for such year.

Description of 2022 Plan

The following is a summary of the material features of the 2022 Plan. This summary is qualified in its entirety by the full text of the 2022 Plan, a copy of which is attached to this proxy statement as Appendix A.

Types of Awards. The 2022 Plan provides for the issuance of incentive stock options, non-statutory stock options, stock appreciation rights (“SARs”), restricted stock, RSUs, and other stock-based awards. Items described above in the Section called “Shares Available; Certain Limitations” are incorporated herein by reference.

Administration. The 2022 Plan will be administered by our Compensation Committee, or if our Compensation Committee does not administer the 2022 Plan, a committee or subcommittee of our Board of Directors that complies with the applicable requirements of Section 16 of the Exchange Act and any other applicable legal or stock exchange listing requirements (each of our Board of Directors or such committee or subcommittee, the “plan administrator”). The plan administrator, subject, in the case of any committee, to any restrictions on the authority delegated to it by the Board, may interpret the 2022 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2022 Plan.

The 2022 Plan permits the plan administrator to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including, but not limited to, the exercise price or other purchase price of an award, the number of shares of common stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards.

Restricted Stock and Restricted Stock Units. Restricted stock and RSUs may be granted under the 2022 Plan. The plan administrator will determine the purchase price, vesting schedule and performance goals, if any, and any other conditions that apply to a grant of restricted stock and RSUs. If the restrictions, performance goals or other conditions determined by the plan administrator are not satisfied, the restricted stock and RSUs will be forfeited. Subject to the provisions of the 2022 Plan and the applicable award agreement, the plan administrator has the sole discretion to provide for the lapse of restrictions in installments.

Unless the applicable award agreement provides otherwise, participants with restricted stock will generally have all of the rights of a stockholder; provided that dividends will only be paid if and when the underlying restricted stock vests. RSUs will not be entitled to dividends prior to vesting, but may be entitled to receive dividend equivalents if the award agreement provides for them. The rights of participants granted restricted stock or RSUs upon the termination of employment or service to us will be set forth in the award agreement.

Options. Incentive stock options and non-statutory stock options may be granted under the 2022 Plan. An “incentive stock option” means an option intended to qualify for tax treatment applicable to incentive stock options under Section 422 of the Code. A “non-statutory stock option” is an option that is not subject to statutory requirements and limitations required for certain tax advantages that are allowed under specific provisions of the Code. A non-statutory stock option under the 2022 Plan is referred to for federal income tax purposes as a “non-qualified” stock option. Each option granted under the 2022 Plan will be designated as a non-qualified stock option or an incentive stock option. At the discretion of the plan administrator, incentive stock options may be granted only to our employees, employees of our “parent corporation” (as such term is defined in Section 424(e) of the Code) or employees of our subsidiaries.

The exercise period of an option may not exceed ten years from the date of grant and the exercise price may not be less than 100% of the fair market value of a share of common stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to 10% stockholders). The exercise price for shares of common stock subject to an option may be paid in cash, or as determined by the plan administrator in its sole discretion, (i) through any cashless exercise procedure approved by the plan administrator (including the withholding of shares of common stock otherwise issuable upon exercise), (ii) by tendering unrestricted shares of common stock owned by the participant, (iii) with any other form of consideration approved by the plan administrator and permitted by applicable law or (iv) by any combination of these methods. The option holder will have no rights to dividends or distributions or other rights of a stockholder with respect to the shares of common stock subject to an option until the option holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of a participant's termination of employment or service, the participant may exercise his or her option (to the extent vested as of such date of termination) for such period of time as specified in his or her option agreement.

Stock Appreciation Rights.

SARs may be granted either alone (a “Free-Standing Right”) or in conjunction with all or part of any option granted under the 2022 Plan (a “Related Right”). A Free-Standing Right will entitle its holder to receive, at the time of exercise, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the base price of the Free-Standing Right (which shall be no less than 100% of the fair market value of the related shares of common stock on the date of grant) multiplied by the number of shares in respect of which the SAR is being exercised. A Related Right will entitle its holder to receive, at the time of exercise of the SAR and surrender of the applicable portion of the related option, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the exercise price of the related option multiplied by the number of shares in respect of which the SAR is being exercised. The exercise period of a Free-Standing Right may not exceed ten years from the date of grant. The exercise period of a Related Right will also expire upon the expiration of its related option.

The holder of a SAR will have no rights to dividends or any other rights of a stockholder with respect to the shares of the Company’s common stock subject to the SAR until the holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of a participant's termination of employment or service, the holder of a SAR may exercise his or her SAR (to the extent vested as of such date of termination) for such period of time as specified in his or her SAR agreement.

Other Stock-Based Awards. The plan administrator may grant other stock-based awards under the 2022 Plan, valued in whole or in part by reference to, or otherwise based on, shares of common stock. The plan administrator will determine the terms and conditions of these awards, including the number of shares of common stock to be granted pursuant to each award, the manner in which the award will be settled, and the conditions to the vesting and payment of the award (including the achievement of performance goals). The rights of participants granted other stock-based awards upon the termination of employment or service to us will be set forth in the applicable award agreement. In the event that a bonus is granted in the form of shares of common stock, the shares of common stock constituting such bonus shall, as determined by the plan administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which such bonus is payable. Any dividend or dividend equivalent award issued under the 2022 Plan shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying award.

Equitable Adjustment and Treatment of Outstanding Awards Upon Change in Capitalization or a Change in Control

Change in Capitalization. In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, special or extraordinary dividend or other extraordinary distribution (whether in the form of common shares, cash or other property), combination, exchange of shares, or other change in corporate structure affecting our common stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the 2022 Plan, (ii) the kind and number of securities subject to, and the exercise price of, any outstanding options and SARs granted under the 2022 Plan, (iii) the kind, number and purchase price of shares of common stock, or the amount of cash or amount or type of property, subject to outstanding restricted stock, RSUs and other stock-based awards granted under the 2022 Plan and (iv) the terms and conditions of any outstanding awards (including any applicable performance targets). Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares of common stock, cash or other property covered by such awards over the aggregate exercise price, if any, of such awards, but if the exercise price of any outstanding award is equal to or greater than the fair market value of the shares of common stock, cash or other property covered by such award, the plan administrator may cancel the award without the payment of any consideration to the participant. With respect to awards subject to foreign laws, adjustments will be made in compliance with applicable requirements. Except to the extent determined by the plan administrator, adjustments to incentive stock options will be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code.

Change in Control. The 2022 Plan provides that, unless otherwise determined by the plan administrator and evidenced in an award agreement, if a “change in control” (as defined below) occurs and a participant is employed by us or any of our affiliates immediately prior to the consummation of the change in control, then the plan administrator, in its sole and absolute discretion, may (i) provide that any unvested or unexercisable portion of an award carrying a right to exercise will become fully vested and exercisable; and (ii) cause the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any award granted under the 2022 Plan to lapse, and the awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved at target performance levels. The plan administrator shall have discretion in connection with such change in control to provide that all outstanding and unexercised options and SARs shall expire upon the consummation of such change in control. Notwithstanding the foregoing, in the event that a participant’s employment or service is terminated without Cause (as defined in the 2022 Plan) within 24 months following a change in control, the time-vesting portion of any award granted to such participant shall accelerate and vest in full, and the performance-vesting portion of any such award vest at target level, in each case upon the date of termination of employment or service of such participant.

For purposes of the 2022 Plan, a “change in control” means, in summary, the first to occur of the following events: (i) a person or entity becomes the beneficial owner of more than 50% of our voting power; (ii) an unapproved change in the majority membership of our Board of Directors ; (iii) a merger or consolidation of us or any of our subsidiaries, other than (A) a merger or consolidation that results in our voting securities continuing to represent 50% or more of the combined voting power of the surviving entity or its parent and our Board of Directors immediately prior to the merger or consolidation continuing to represent at least a majority of the Board of Directors of the surviving entity or its parent or (B) a merger or consolidation effected to implement a recapitalization in which no person is or becomes the beneficial owner of our voting securities representing more than 50% of our combined voting power; or (iv) stockholder approval of a plan of our complete liquidation or dissolution or the consummation of an agreement for the sale or disposition of substantially all of our assets, other than (A) a sale or disposition to an entity, more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of us immediately prior to such sale or (B) a sale or disposition to an entity controlled by our Board of Directors. However, a change in control will not be deemed to have occurred as a result of any transaction or series of integrated transactions following which our stockholders, immediately prior thereto, hold immediately afterward the same proportionate equity interests in the entity that owns all or substantially all of our assets.

Tax Withholding

Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of up to the maximum statutory tax rates in the participant’s applicable jurisdiction with respect to any award granted under the 2022 Plan, as determined by us. We have the right, to the extent permitted by applicable law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have us withhold from delivery of shares of common stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of common stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. We may also use any other method of obtaining the necessary payment or proceeds, as permitted by applicable law, to satisfy our withholding obligation with respect to any award.

Amendment and Termination of the 2022 Plan

The 2022 Plan provides our Board of Directors with authority to amend, alter or terminate the 2022 Plan, but no such action may impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may materially impair the rights of any participant without the participant’s consent. Stockholder approval of any such action will be obtained if required to comply with applicable law. The 2022 Plan will terminate on the tenth anniversary of the Effective Date (although awards granted before that time will remain outstanding in accordance with their terms).

Clawback

If we are required to prepare a financial restatement due to material non-compliance with any financial reporting requirement, then the plan administrator may require any Section 16 officer to repay or forfeit to us that part of the cash or equity incentive compensation received by that Section 16 officer during the preceding three years that the plan administrator determines was in excess of the amount that such Section 16 officer would have received had such cash or equity incentive compensation been calculated based on the financial results reported in the restated financial statement. In addition to the foregoing, if the employment or provision of services of any participant is terminated by the Company for Cause (as such term is defined in the 2022 Plan) or otherwise as a result of any material misconduct by the participant, or if any participant breaches any restrictive covenant owed to the Company or any of its affiliates, the Company may require such participant to repay or forfeit to the Company the entire amount of any cash or equity incentive compensation received by that participant during the three years prior to his or her termination of employment or service or breach, as applicable. The plan administrator may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid cash or equity incentive compensation and how much of such compensation to recoup from each Section 16 officer or participant, as applicable (which need not be the same amount or proportion for each Section 16 officer or participant). The amount and form of the incentive compensation to be recouped shall be determined by the plan administrator in its sole and absolute discretion.

U.S. Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of awards under the 2022 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.

Non-Qualified Stock Options

A participant who has been granted a non-qualified stock option will not recognize taxable income upon the grant of a non-qualified stock option. Rather, at the time of exercise of such non-qualified stock option, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income. If shares of common stock acquired upon exercise of a non-qualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Incentive Stock Options

In general, no taxable income is realized by a participant upon the grant of an incentive stock option (“ISO”. If shares of common stock are purchased by a participant, or option shares, pursuant to the exercise of an ISO granted under the 2022 Plan and the participant does not dispose of the option shares within the two-year period after the date of grant or within one year after the receipt of such option shares by the participant, such disposition a disqualifying disposition, then, generally (1) the participant will not realize ordinary income upon exercise and (2) upon sale of such option shares, any amount realized in excess of the exercise price paid for the option shares will be taxed to such participant as capital gain (or loss). The amount by which the fair market value of the common stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the participant’s “alternative minimum taxable income.” If option shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the option shares), over the exercise price paid for the option shares. Subject to certain exceptions, an option generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as a nonqualified stock option as discussed above. In general, we will receive an income tax deduction at the same time and in the same amount as the participant recognizes ordinary income.

Stock Appreciation Rights

A participant who is granted an SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares of common stock received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any shares of common stock received upon exercise of an SAR will be the fair market value of the shares of common stock on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock

A participant generally will not be taxed upon the grant of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of the shares of common stock at the earlier of the time the shares become transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares of common stock will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares of common stock before the restrictions lapse will be taxable to the participant as additional compensation and not as dividend income, unless the individual has made an election under Section 83(b) of the Code. Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such stock is subject to restrictions or transfer and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares of common stock equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Restricted Stock Units

In general, the grant of RSUs will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares of common stock, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Other Awards

With respect to other stock-based awards, generally when the participant receives payment in respect of the award, the amount of cash and/or the fair market value of any shares of common stock or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.

New Plan Benefits

Future grants under the 2022 Plan will be made at the discretion of the plan administrator and, accordingly, are not yet determinable. In addition, benefits under the 2022 Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by participants. Consequently, at this time, it is not possible to determine the future benefits that might be received by participants receiving discretionary grants under the 2022 Plan.

Vote Required and Board Recommendation

Approval of the 2022 Plan requires the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present in person or by proxy at the Meeting and entitled to vote.

The Board unanimously recommends a vote “FOR” the approval of the 2022 Plan.

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022

Grant Thornton LLP (“Grant Thornton”) currently serves as the Company’s independent registered public accounting firm and has done so since its appointment effective July 14, 2015. A representative of Grant Thornton is expected to be present at the Meeting, with the opportunity to make a statement if the representative desires to do so and is expected to be available to respond to appropriate questions.

We are asking our stockholders to ratify the appointment of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2022. Although ratification is not required by our By-Laws or otherwise, our Board is submitting the appointment of Grant Thornton to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the appointment of Grant Thornton, the Audit Committee will consider whether it is appropriate and advisable to appoint a different independent registered public accounting firm. Even if our stockholders ratify the appointment of Grant Thornton, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time if it determines that such a change would be in the best interests of our Company and our stockholders.

Auditor Fees and Services

The following table sets forth the fees billed to the Company by the Company’s independent registered public accountants, Grant Thornton, for the years ended December 31, 2021 and December 31, 2020.

	2021	2020
Audit Fees (1)	$857,000	$938,118
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—
Total	$857,000	$938,118

(1) Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements, and internal control over financial reporting, the review of the interim consolidated financial statements included in quarterly reports and the fees for services such as consents, and review of documents filed with the SEC that are normally provided in connection with statutory and regulatory filings for engagements.

(2) Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements.

(3) Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, acquisitions and tax planning.

(4) All other fees consist of fees for products and services other than the services reported above.

Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services (including the fees for such services and terms thereof) to be performed for the Company by its independent registered public accounting firm. The Audit Committee is also responsible for considering whether the independent registered public accounting firm’s performance of permissible non-audit services is compatible with its independence. The Audit Committee chairman has authority to grant pre-approvals of audit and permissible non-audit services by the independent registered public accounting firm provided that all pre-approvals by the chairman must be presented to the full Audit Committee at its next scheduled meeting. Consistent with these policies and procedures, the Audit Committee approved all of the services rendered by the applicable auditors for the years ending December 31, 2021 and December 31, 2020, as described above.

Vote Required and Board Recommendation

Proposal 4 requires the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present in person or by proxy at the Meeting and entitled to vote.

The Board recommends that you vote “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for year ending December 31, 2022.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements and for the report process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm. The Company has engaged Grant Thornton LLP (“Grant Thornton”) as its independent public accountants to report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States. In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with management of the Company.

2.

The Audit Committee has discussed with Grant Thornton, the Company’s independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees  and the Securities and Exchange Commission.

3.

The Audit Committee has also received the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and the Audit Committee has discussed the independence of Grant Thornton with that firm.

4.

Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board and the Board approved the inclusion of the audited financial statements for the year ended December 31, 2021 in the Company’s Annual Report on Form 10-K filed with the SEC.

The foregoing has been furnished by the Audit Committee:

Barbara Shattuck Kohn (Chair)

Donald Mathis

Carla S. Newell

This “Audit Committee Report” is not “Soliciting Material,” and is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

MANAGEMENT

Executive Officers

The names of our executive officers and their ages, positions, and biographies are set forth below. Our executive officers are appointed by and serve at the discretion of our Board of Directors.

EXECUTIVE OFFICERS
Name, Age, Position		Background Information
Donald Patrick, 61	●	Chief Executive Officer of the Company since January 2022.
Chief Executive Officer	●	Interim Chief Executive Officer from July 2021 to January 2022.
	●	Chief Operating Officer of Fluent, Inc. from March 2018 to June 2021.
	●	Chief Executive Officer of Seneca One Finance, Inc., a specialty consumer finance company, from 2014 to 2017.
	●	President of Infogroup Marketing Services, a business unit of InfoGROUP, Inc., from 2011 to 2013.
	●	Chief Operating Officer of Merkle from 1997 to 2010.
	●	Master of Business Administration from the University of Chicago.
	●	Bachelor of Arts from St. Lawrence University.
Ryan Schulke, 39 Co-founder and Chief Strategy Officer	●	For information regarding Mr. Schulke, please see section entitled, “Proposal 1 – Nominees to the Board of Directors” of this proxy statement.
Matthew Conlin, 38 Co-founder and Chief Customer Officer	●	For information regarding Mr. Conlin, please see section entitled, “Proposal 1 – Nominees to the Board of Directors” of this proxy statement.
Sugandha Khandelwal, 41	●	Chief Financial Officer of the Company since December 2021.
Chief Financial Officer	●	Chief Financial Officer of the Consumables and Health & Wellness businesses at Sam’s Club, a division of Walmart, Inc., from June 2017 to November 2021.
	●	Head of Financial Planning, Strategy and Business Development at Walmart U.S. Merchandising from June 2021 to May 2019.
	●	Bachelor of Arts with Honors in Economics from University of Delhi.
	●	Master of Business Administration from University of Mumbai.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation for each of the named executive officers for the last two completed fiscal years.

Name and principal position	Year	Salary ($)	Bonus (1) ($)	Stock awards (2) ($)	Option awards (3) ($)	Non-Equity Incentive Plan compensation (4) ($)	All other compensation (5) ($)	Total ($)
Donald Patrick (8)	2021	360,500	90,406	—	—	59,396	11,600	521,902
(Chief Executive Officer; Former Chief Operations Officer)	2020	343,750	103,625	—	—	61,250	11,400	520,025

Ryan Schulke (6)	2021	360,500	90,406	—	—	59,396	7,836	518,138
(Chief Strategy Officer; Former Chief Executive Officer)	2020	343,750	103,625	—	—	61,250	11,400	520,025

Matthew Conlin (7)	2021	360,500	90,406	—	—	59,396	11,600	521,902
(Chief Customer Officer; Former President)	2020	343,750	103,625	—	—	61,250	4,417	512,942

Sugandha Khandelwal (9)	2021	350,000	14,583	106,500	—	2,389	—	473,472
(Chief Financial Officer)	2020	—	—	—	—	—	—	—

Alexander E. Mandel (10)	2021	360,500	90,406	—	—	59,396	4,171	514,473
(Former Chief Financial Officer)	2020	343,750	103,625	—	—	61,250	7,917	2,438,430

(1)

These amounts include: (i) anniversary bonuses of $500 to Mr. Schulke, $400 to Mr. Conlin, $500 to Mr. Patrick, and $500 to Mr. Mandel in 2020, (ii) discretionary bonuses of $103,125 to each of Mr. Schulke, Mr. Conlin, Mr. Patrick and Mr. Mandel in 2020, (iii) anniversary bonuses of $300 to Mr. Schulke, $250 to Mr. Conlin and $500 to Messrs. Patrick and Mandel in 2021 and (iv) discretionary bonuses of $89,906 to each of Mr. Schulke, Mr. Conlin, Mr. Patrick and Mr. Mandel in 2021 and $14,583 to Ms. Khandelwal. Please see additional information below in the section entitled “Bonus Arrangements.”

(2)

The amounts in this column represent the aggregate grant date fair value of RSU awards granted in 2019 and 2020 computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. In determining the grant date fair value for RSUs, the Company used the closing price of the Company’s common stock on the grant date. For a discussion of valuation assumptions used in calculation of these amounts, see Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

(3)

The amounts in this column represent the aggregate grant date fair value of stock option awards granted in 2019 computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used in calculation of these amounts, see Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

(4)

Represents performance-based bonuses earned by our named executive officers in respect of our performance in fiscal years 2020 and 2021. The material terms of the non-equity incentive plan compensation paid to our named executive officers in our last completed fiscal year are described below in the section entitled “Bonus Arrangements.”

(5)	The amounts in this column represent the Company's 401(k) plan company-matching contributions for each officer.

(6)	Mr. Schulke served as the Company's Chief Executive Officer from March 27, 2018 to June 30, 2021. On July 1, 2021, he was appointed as Chief Strategy Officer.
(7)	Mr. Conlin served as the Company's President from March 27, 2018 to June 30, 2021. On July 1, 2021, he was appointed the Chief Customer Officer.
(8)

Mr. Patrick served as the Company's Chief Operations Officer from March 27, 2018 to June 30, 2021. On July 1, 2021, Mr. Patrick was appointed Interim Chief Executive Officer and was named the Chief Executive Officer on January 12, 2022.

(9)	Ms. Khandelwal has served as the Company’s Chief Financial Officer since December 6, 2021.
(10)	Mr. Mandel served as the Company’s Chief Financial Officer from February 1, 2019 to December 6, 2021.

Employment Agreements and Termination of Employment & Change in Control Arrangements

Below are descriptions of our employment agreements with our named executive officers during 2021, as well as descriptions of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with each of our named executive officers.

Donald Patrick, Chief Executive Officer

Effective July 1, 2021, Mr. Patrick was appointed Interim Chief Executive Officer, resigning his role as the Company’s Chief Operating Officer on June 30, 2021, a position he has held since March 2018. Mr. Patrick formally became the Chief Executive Officer on January 12, 2022. Mr. Patrick joined the Company’s wholly owned subsidiary, Fluent, LLC, as its Chief Operating Officer in January 2018. On February 16, 2021, the Compensation Committee approved a 3% cost of living adjustment to Mr. Patrick's annual base salary from $350,000 to $360,500. Mr. Patrick’s employment agreement provides for an annual bonus of no less than 100% of his annual salary based on the achievement of Company and personal performance goals. The agreement provides that if Mr. Patrick’s employment is terminated without cause, Mr. Patrick will be paid severance equal to twelve months’ base salary, plus any unpaid bonus for the year prior to termination and a prorated portion of the bonus for the year of termination. Payment of the foregoing is conditioned on Mr. Patrick not being in violation of the agreement’s restrictive covenant provisions at the time the payment becomes payable.

Ryan Schulke, Chief Strategy Officer

On June 30, 2021, Mr. Schulke resigned as Chief Executive Officer of the Company and was appointed Chief Strategy Officer of the Company effective July 1, 2021. On February 16, 2021, the Compensation Committee approved a 3% cost of living adjustment to Mr. Schulke's annual base salary from $350,000 to $360,500. Mr. Schulke's employment agreement provides for automatic one-year renewals unless either party elects not to renew by providing the other party with a 120-day non-renewal notice. If Mr. Schulke’s employment is terminated because of his death or disability, he or his estate will be paid an amount equal to one-year of base salary. If Mr. Schulke’s employment is terminated without cause or he resigns with good reason, he will be paid the greater of the base salary for the balance of the term or one year of base salary, plus any prior year unpaid bonus and a prorated portion of his current year bonus. Payment of the foregoing is conditioned on Mr. Schulke not being in violation of the agreement’s restrictive covenant provisions. The agreement provides for an annual bonus of no less than 100% of annual salary based on achievement of Company and personal performance goals. Please see additional information below in the section entitled “Bonus Arrangements.”

Matthew Conlin, Chief Customer Officer

On June 30, 2021, Matthew Conlin resigned as President of the Company and was appointed Chief Customer Officer of the Company effective July 1, 2021. The terms of Mr. Conlin’s employment mirror those of Mr. Schulke’s. [Mr. Conlin also entered into an amended and restated employment agreement with the Company, effective September 11, 2018.] Mr. Conlin's base salary and bonus provisions are identical to Mr. Schulke's, and he has the same arrangements with respect to severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control. Please see additional information below in the section entitled “Bonus Arrangements.”

Sugandha Khandelwal, Chief Financial Officer

Ms. Khandelwal became the Company’s Chief Financial Officer and Principal Financial and Accounting Officer effective December 6, 2021.  In connection with her appointment, Ms. Khandelwal entered into an Employment Agreement with the Company dated November 9, 2021 (the “Employment Agreement”). Under the terms of her Employment Agreement, Ms. Khandelwal’s annual base salary will be $350,000 and she will be entitled to a bonus of no less than 100% of her annual salary based on achievement of Company and individual goals. In addition to the foregoing, Ms. Khandelwal will receive a bonus of $100,000 on July 1, 2022, subject to her continued service with the Company. In addition, pursuant to the Employment Agreement, the Company granted Ms. Khandelwal 50,000 RSUs under the Fluent, Inc. 2018 Stock Incentive Plan (the “2018 Plan”) that will vest in full on the earlier of December 6, 2022 or upon a Change in Control (as defined in the 2018 Plan). The initial term of the Employment Agreement is through December 31, 2022, with automatic one-year renewals, unless either party provides written notice of a non-renewal in accordance with the terms of the Employment Agreement.

If Ms. Khandelwal’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) or if Ms. Khandelwal terminates her employment for Good Reason (as defined in the Employment Agreement), Ms. Khandelwal will be entitled to (i) the greater of (A) her base salary for the remainder of the term and (B) twelve months’ base salary; (ii) Cash Performance Compensation (as defined in the Employment Agreement) for the year prior to the year in which the termination occurs, to the extent unpaid (“Prior Year Cash Performance Compensation”); (iii) a pro-rata Cash Performance Compensation for the year in which the termination occurs if the termination occurs after June 30 of that year, with the portion of the Cash Performance Compensation based on percentage pacing to goal measured through the date of termination (“Current Year Cash Performance Compensation”). If Ms. Khandelwal’s employment is terminated for death or Disability (as defined in the Employment Agreement), Ms. Khandelwal will be entitled to (i) her base salary, (ii) any  Prior Year Cash Performance Compensation, to the extent unpaid, (iii) any Current Year Cash Performance Compensation and (iv) Benefits (as defined in the Employment Agreement) accrued through the date of Ms. Khandelwal’s death or Disability. If Ms. Khandelwal’s employment is terminated by the Company for Cause, Ms. Khandelwal will be entitled to (i) her base salary and (ii) the Benefits accrued through the date of termination. If Ms. Khandelwal terminates her employment for any reason other than Good Reason, Ms. Khandelwal will be entitled to (i) her base salary, (ii) any Prior Year Cash Performance Compensation, to the extent unpaid and (iii) Benefits accrued through the date of termination. Any payments made as a result of Ms. Khandelwal’s death, Disability, without Cause or for Good Reason shall be subject to Ms. Khandelwal’s execution of a Release (as defined in the Employment Agreement) as set forth in the Employment Agreement.

Alexander E. Mandel, Former Chief Financial Officer

            Mr. Mandel was employed as the Company's Chief Financial Officer until December 6, 2021 when he resigned. Pursuant to the terms of a Transition Agreement entered into by the Company and Mr. Mandel, Mr. Mandel continued as a Company employee until December 31, 2021 (“Termination Date”) in a non-executive officer capacity. Pursuant to the Transition Agreement, the Company agreed to allow RSUs issued pursuant to the 2018 Plan previously granted to Mr. Mandel on March 1, 2019 and due to vest on February 1, 2022 to vest on that date notwithstanding his earlier separation from the Company. Pursuant to a Stock Option Agreement dated February 1, 2019, Mr. Mandel was awarded stock options for an aggregate of 308,000 shares of Common stock (the "Option") with an exercise price equal to the closing price of the Common Stock on the day before the grant date.  On the Termination Date, half of the shares of the Company's common stock subject to the Option had vested, as a result of meeting the performance target which occurred when the closing price of the Company’s common stock was at least 125% of the exercise price for twenty consecutive trading days after grant . Pursuant to the Transition Agreement, Mr. Mandel was afforded 18 months to exercise the vested portion of the Option.

Bonus Arrangements

Each of our executive officers were eligible to earn an annual cash incentive in 2021 based on the achievement of certain Company performance measures, tied to: (i) the achievement of certain revenue, Adjusted EBITDA, and strategic targets (the “EBITDA Goal Bonus”); and (ii) certain Media Margin initiative targets (“Initiative Targets”).  For a calculation of and additional information regarding Adjusted EBITDA, please see pages 27 to 30 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. “Media Margin”, a non-GAAP measure, is that portion of gross profit (exclusive of depreciation and amortization) reflecting variable costs paid for media and related expenses and excluding non-media cost of revenue. For additional information on Media Margin, a non-GAAP measure, please see pages 28 to 30 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

On August 4, 2021, as part of changes to the Company’s overall bonus compensation program intended to drive improved financial performance and employee retention, the Compensation Committee approved certain re-forecasted and stretch targets for the bonus compensation program and the EBITDA Goal Bonus program pursuant to which all employees but for the executive officers would receive 50% of their original payout if the re-forecasted goals were achieved. Under the re-forecasted goals, executive officers would be eligible to receive a profit share if the Company’s results were above the re-forecasted targets which also applied to the EBITDA Goal Bonus program. Based on the 2021 second half year performance, on February 15, 2022, each of Messrs. Schulke, Conlin, Mandel and Patrick received a bonus payment in the amount of $14,334. Ms. Khandelwal was awarded a prorated bonus of $2,389. For the achievement of the Initiative Targets, each of Messrs. Schulke, Conlin, Mandel and Patrick were awarded a bonus of $45,063. Ms. Khandelwal did not receive a bonus related to the achievement of the Initiative Targets.

            In January 2022, the Compensation Committee confirmed the target bonus for the Chief Executive Officer, Chief Financial Officer, Chief Strategy Officer, and Chief Customer Officer to be 100% of their respective base salaries for 2021 and 2022 based on the achievement of Company and personal performance goals.

401(k) Plan

The Company maintains a defined contribution employee retirement plan, or 401(k) plan, for its employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. The Company will match a participant's contribution up to 3% of their compensation, as well as 50% of a participant's contribution of the next 2% of their compensation, subject to statutory limits.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information regarding equity-based awards held by the named executive officers as of December 31, 2021.

	Option awards				Stock awards
Name	Number of securities underlying unexercised options unexercisable (#)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested (8) ($)
Ryan Schulke	—		—	—	—	(1)	—
Matthew Conlin	—		—	—	—	(2)	—
Donald Patrick	396,000	(3)	4.72	2/1/2029	129,167	(4)	257,042
Alexander E. Mandel	308,000	(5)	4.72	2/1/2029	68,750	(6)	136,813
Sugandha Khandelwal	—		—	—	50,000	(7)	—

(1)	As of December 31, 2021, Mr. Schulke owned RSUs representing 680,000 shares that have vested but have not been delivered.
(2)	As of December 31, 2021, Mr. Conlin owned RSUs representing 680,000 shares that have vested but have not been delivered.
(3)

Represents 396,000 shares of common stock subject to options granted on February 1, 2019, of which 198,000 vested on February 1, 2020, and, subject to continuing service, the remaining 198,000 will vest if the Company's stock price remains above $7.375 per share for 20 consecutive trading days. Any stock options that remain unvested as of February 1, 2024 will vest in full on such date.

(4)

Represents (i) 25,000 RSUs granted on March 20, 2018, which vested on February 1, 2021, (ii) 8,333 RSUs granted on March 20, 2018, which vested on March 1, 2021, (iii) 225,000 RSUs granted on February 1, 2019, which vest in four equal annual installments beginning on February 1, 2021, and (iv) 50,000 RSUs granted on March 1, 2020, which vest in three equal annual installments, beginning on March 1, 2021. As of December 31, 2021, Mr. Patrick also owned RSUs representing 25,000 shares that have vested but have not been delivered.

(5)

Represents (i) 25,000 RSUs that will vest on February 1, 2022, (ii) 131,250 RSUs that will vest in three annual installments, of which the first tranche vested on February 1, 2022, and (iii) 154,000 shares of common stock subject to options which had vested as of February 1, 2020. Under the November 9, 2021 Transition Agreement between the Company and Mr. Mandel, the RSUs scheduled to vest on February 1, 2022, will vest on that date and the exercise period on the options vested on December 31, 2021 will be extended to 18 months.

(6)

Represents (i) 50,000 RSUs granted on February 1, 2019, which vest in two equal annual installments, beginning on February 1, 2021, and (ii) 175,000 RSUs granted on February 1, 2019, which vest in four equal annual installments beginning on February 1, 2021.

(7)	Represents 50,000 RSUs granted on December 6, 2021 which will vest on the first anniversary of the grant.
(8)	Determined by multiplying the closing price of the Company’s common stock on December 31, 2021, $5.31, by the number of shares of common stock underlying the RSUs or restricted stock.

Equity Compensation Plan Information

One of the key elements of our compensation strategy is long-term equity incentives, principally RSUs. A predecessor of the Company adopted the SearchMedia International Limited (“SMIL”) 2008 Amended and Restated Share Incentive Plan (the “2008 Plan”), which established an initial pool of 359,370 equity awards to employees, directors, and consultants (SMIL was combined with Ideation Acquisition Corp., a predecessor of the Company in 2009). The 2008 Plan was approved by the combined entities’ stockholders at a Special Meeting of Stockholders held on October 27, 2009 and was later amended to increase the number of eligible equity awards to 600,000 shares, and in September 2011, to 900,000 shares and to 1.2 million shares in December 2013. The 2008 Plan expired by its terms on January 1, 2018.

In April 2015, the Compensation Committee adopted the 2015 Stock Incentive Plan (the “2015 Plan”) which provided a pool of 2.5 million equity awards. The 2015 Plan was approved by the Company’s stockholders at the Annual Meeting of Stockholders in June 2015. In November 2015, the Board approved an increase of the 2015 Plan from 2.5 million shares to 12.5 million shares. The Compensation Committee determined the increase in the 2015 Plan was warranted as a result of the Company’s acquisition of Fluent, LLC and the need to establish a pool of equity awards for the Fluent, LLC employees, as well as the anticipated expansion of the Company’s business, including additional personnel. The increase in the 2015 Plan was approved by the Company’s stockholders at the Annual Meeting of Stockholders held in June 2016. Effective September 6, 2017, the Board and the Company’s Compensation Committee approved an increase in the 2015 Plan by 1 million shares, resulting in an aggregate of 13.5 million shares of common stock issuable under the 2015 Plan. Stockholders representing a majority in voting power of the Company approved the amendment to the 2015 Plan on September 6, 2017, and the amendment was effective on January 8, 2018.

On April 19, 2018, the Board adopted the2018 Plan, and the Company's stockholders approved the 2018 Plan on June 6, 2018. Subject to adjustment, the number of shares of common stock available for issuance under the 2018 Plan is equal to 10% of the Company’s issued and outstanding shares of common stock. The primary purpose of the 2018 Plan is to attract, retain, reward, and motivate certain individuals by providing them with an opportunity to acquire or increase a proprietary interest in Fluent and to incentivize them to expend maximum effort for Fluent’s growth and success, so as to strengthen the mutuality of the interests between such individuals and the Fluent stockholders. The Company has in the past and may in the future grant awards to its employees or other eligible individuals to meet these goals, including RSUs and stock options.

On April 15, 2022, the Board adopted, subject to stockholder approval and based on the Compensation Committee’s recommendation, the 2022 Plan and directed that the proposal to approve the 2022 Plan be submitted to our stockholders for their approval at the Annual Meeting. Additional details of the 2022 Plan are covered under the section caption “Proposal 3” of this proxy statement.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes compensation plans under which our equity securities are authorized for issuance as of December 31, 2021.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	6,148,654	(2)	$4.23	(3)	683,958
Equity compensation plans not approved by security holders	—		—		—
Total	6,148,654		$4.23		683,958

(1)	The equity compensation plans approved by security holders include the 2008 Plan, 2015 Plan and 2018 Plan.
(2)	Includes 3,311,321 shares to be issued upon the vesting of RSUs.
(3)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the vesting of RSUs as RSUs have no exercise price.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of common stock of the Company as of March 31, 2022 (or such other date as provided below), by (i) all named executive officers, (ii) all current directors and director nominees, (iii) all current executive officers and directors of the Company as a group, and (iv) each person known by the Company to beneficially own in excess of 5% of the Company’s outstanding common stock. Unless noted otherwise, the corporate address of each person listed below is 300 Vesey Street, 9th Floor, New York, New York 10282.

For each listed person, the number of shares of common stock and percent of such class listed assumes the conversion or exercise of any equity securities owned by such person that are or will become convertible or exercisable, and the exercise of stock options and the vesting of restricted stock units, if any, that will vest, within 60 days of March 31, 2022, but does not assume the conversion, exercise or vesting of any such equity securities owned by any other person.

The Company does not know of any other beneficial owner of more than 5% of the outstanding shares of common stock other than as shown below. Unless otherwise indicated below, each stockholder has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

Current Named Executive Officers and Current Directors/Nominees	Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned (1)
Current Named Executive Officers:
Ryan Schulke	9,637,869	(2)	12.20%
Matthew Conlin	8,387,570	(3)	10.62%
Alexander E. Mandel	222,750	(4)	*
Sugandha Khandelwal	-	(5)	-
Donald Patrick	270,917	(6)	*
Current Directors/Nominees:
Donald Mathis	11,666	(7)	*
Carla S. Newell	11,667	(8)	*
Barbara Shattuck Kohn	20,000	(9)	*
All current Directors and Executive Officers as a group (8 persons)	18,562,438	(10)	23.45%	(10)
5% Holders:
Dr. Phillip Frost	18,784,874	(11)	23.79%
JB Capital Partners, L.P.	4,299,593	(12)	5.44%
Funds affiliated with Wellington Management Group LLP	4,247,086	(13)	5.38%

*	Beneficially owns less than 1% of the Company’s outstanding common shares.
(1)	Based on 78,967,303 shares of common stock outstanding on March 31, 2022.
(2)

Mr. Schulke’s shares include (i) 6,780,368 shares held directly, (ii) 2,000,000 shares held by RSMC Partners, LLC, of which Mr. Schulke is a member, (iii) 132,500 shares held by The Schulke Inn Family Foundation Trust, in which the Mr. Schulke serves as Co-Trustee, and (iv) 725,001 shares held by The Ryan Schulke 2020 GRAT, in which Mr. Schulke serves as Trustee. Does not include (i) 550,000 RSUs that were fully vested as of January 1, 2019 but are subject to deferred delivery, (ii) 50,000 RSUs that were fully vested as of February 1, 2020 but are subject to deferred delivery, and (iii) 80,000 RSUs that were fully vested as of March 1, 2021 but are subject to deferred delivery. Mr. Schulke may be deemed to have shared voting control over the shares owned by Dr. Phillip Frost and Frost Gamma Investments Trust ("Frost Gamma") by virtue of a Stockholders’ Agreement, pursuant to which Dr. Frost and Frost Gamma agreed to vote in favor of Mr. Schulke’s nominees for the Company’s board of directors. This table does not reflect Mr. Schulke's ownership interest in these shares. If Mr. Schulke were deemed to have a beneficial ownership interest in these shares, Mr. Schulke would own 28,422,743 shares, or 35.99% of the Company's outstanding common shares.

(3)

Mr. Conlin’s shares include (i) 5,656,716 shares held directly, (ii) 2,000,000 shares held by RSMC Partners, LLC, of which Mr. Conlin is a member, (iii) 67,570 shares held by the Conlin Family Foundation Trust of which Mr. Conlin is Trustee, (iv) 106,125 shares held by Matthew Conlin 2020 A Grantor Retained Annuity Trust, of which Mr. Conlin is Trustee, and (v) 557,159 shares held by Matthew Conlin 2020 B Grantor Retained Annuity Trust, of which Mr. Conlin is Trustee. Does not include (i) 550,000 RSUs that were fully vested as of January 1, 2019 but are subject to deferred delivery, (ii) 50,000 RSUs that were fully vested as of February 1, 2020 but are subject to deferred delivery, and (iii) 80,000 RSUs that were fully vested as of March 1, 2021 but are subject to deferred delivery.

(4)

Mr. Mandel resigned as CFO on December 6, 2021. Mr. Mandel's shares represent 222,750 RSUs. Under a November 9, 2021, Transition Agreement between the Company and Mr. Mandel, those RSUs vested on February 1, 2022,  and the exercise period for the options that vested on December 31, 2021 will be extended to 18 months.

(5)	Does not include 50,000 RSUs that that remain subject to vesting.
(6)	Mr. Patrick’s shares include (i) 72,917 RSUs and (ii) 198,000 shares of common stock issuable upon exercise of options. Does not include 129,167 RSUs that remain subject to vesting.
(7)	Mr. Mathis’ shares represent 11,666 RSUs. Does not include 78,305 RSUs that remain subject to vesting.
(8)	Ms. Newell's shares represent 11,667 RSUs. Does not include 65,809 RSUs that remain subject to vesting.
(9)	Ms. Shattuck Kohn’s shares represent 20,000 RSUs. Does not include 81,563 RSUs that remain subject to vesting.
(10)	The 2,000,000 shares held by RSMC Partners, LLC, which are deemed beneficially owned by both Mr. Schulke and Mr. Conlin, are counted only once for purposes of this calculation.
(11)

Dr. Phillip Frost’s shares include (i) 18,734,874 shares held by Frost Gamma and (ii) 50,000 shares held by Dr. Frost directly, based on the Schedule 13D/A filed by Dr. Frost and Frost Gamma on February 14, 2019. Dr. Frost is the Trustee of Frost Gamma. Frost Gamma L.P. is the sole and exclusive beneficiary of Frost Gamma. Dr. Frost is one of two limited partners of Frost Gamma L.P. The general partner of Frost Gamma L.P. is Frost Gamma, Inc., and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole shareholder of Frost-Nevada Corporation. Frost Gamma’s address is 4400 Biscayne Blvd., Suite 1500, Miami, FL 33137. Dr. Frost and Frost Gamma may be deemed to share voting control of these shares with Mr. Schulke by virtue of the Stockholders' Agreement described in footnote (2) above.

(12)

Solely based on the Company's review of the Schedule 13G/A filed by JB Capital Partners, L.P., and Alan W. Weber on February 10, 2022. Mr. Weber is the general partner of JB Capital Partners, L.P. and has shared voting and dispositive power over the securities held by JB Capital Partners, L.P. The address for Mr. Weber and JB Capital Partners, L.P. is 5 Evans Place, Armonk, NY 10504.

(13)

Solely based on the Company’s review of filings made on Schedule 13G with the SEC by Wellington Management Group LLP (“Wellington Management”), Wellington Trust Company, NA (“Wellington Trust”), and Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Micro Cap Equity Portfolio (“Wellington Microcap,” and collectively with Wellington Management and Wellington Trust, the “Wellington Entities”) with the SEC on February 14, 2022, for their holdings as of December 31, 2021. Each such entity reported that it has shared power to vote 4,247,086 shares of common stock and shared power to dispose of 4,247,086 shares of common stock, except for Wellington Micro Cap, which reported that it has shared power to vote 3,642,919 shares of common stock and shared power to dispose of 3,642,919 shares of common stock. Each of the Wellington Entities’ principal business office address is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Audit Committee reviews and approves transactions in which the Company was or is to be a participant, in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of the Company's total assets at year-end for the last two completed fiscal years, and in which any of its directors, executive officers, or, to their knowledge, beneficial owners of more than 5% of our capital stock or their immediate family members had or will have a direct or indirect material interest other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2021. The Audit Committee is responsible for reviewing and, if appropriate, approving or ratifying any related party transactions. Except as set forth below, we are not otherwise a party to a current related party transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest.

The Company earns revenue and incurs expenses from a client in which Ryan Schulke, the Company's former Chief Executive Officer and now its Chief Strategy Officer, holds a significant ownership interest. Accounts receivable for this client were $0 and $137,000 as of December 31, 2021 and 2020, respectively. For the years ended December 31, 2021 and 2020, the Company recognized revenue from this client of $33,000 and $356,000, respectively, and incurred expenses from this client of $0 and $1,000, respectively. In accordance with Company's policies and procedures for determining allowances for doubtful accounts and write-offs, the Company wrote-off the outstanding accounts receivable from this client as of  June 30, 2021.

HOUSEHOLDING

As permitted by rules adopted by the SEC, we are delivering a single set of proxy materials including our Annual Report on Form 10-K for the year ended December 31, 2021 and this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family, unless otherwise instructed by one or more of the stockholders. We will promptly deliver separate copies of these documents upon the written or oral request of any stockholders at a shared address to which a single copy of the documents was delivered.

If your household received a single set of any of these documents, but you would prefer to receive your own copy, or if you share an address with another stockholder and together both of you would like to receive only a single set of these documents, please contact Broadridge and inform them of your request by calling them at (866) 540-7095 or writing them at Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Be sure to include your name, the name of your brokerage firm and your account number with your brokerage firm (if applicable).

OTHER MATTERS

A copy of our Form 10-K for the year ended December 31, 2021, without exhibits, is being mailed with this proxy statement. Stockholders are referred to the Form 10-K for financial and other information about the Company.

Additional copies of our Form 10-K for the year ended December 31, 2021 may be obtained without charge by writing to Daniel J. Barsky, General Counsel and Corporate Secretary, 300 Vesey Street, 9th Floor, New York, New York 10282 or by telephone at (646) 669-7272. Exhibits will be furnished upon request. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

We will pay for the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers, or employees in person or by telephone, electronic transmission, and facsimile transmission, but such persons will not receive any special compensation for such services. We will reimburse banks, brokers and other custodians, nominees, and fiduciaries for their out-of-pocket costs of sending the proxy materials to our beneficial owners.

As of the date of the filing of this proxy statement, we are not aware of any matters to be raised at the Meeting other than those referred to in this proxy statement. If other matters are properly presented at the Meeting for consideration, the persons named in the form of proxy will vote the shares they represent in their discretion.

Appendix A

FLUENT, INC.
2022 OMNIBUS EQUITY INCENTIVE PLAN

Section 1.	Purpose of Plan.

The name of the Plan is the Fluent, Inc. 2022 Omnibus Equity Incentive Plan (the “Plan”). The purposes of the Plan are to (i) provide an additional incentive to selected employees, directors, and independent contractors of the Company or its Affiliates whose contributions are essential to the growth and success of the Company, (ii) strengthen the commitment of such individuals to the Company and its Affiliates, (iii) motivate those individuals to faithfully and diligently perform their responsibilities and (iv) attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. To accomplish these purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, or any combination of the foregoing.

Section 2.	Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)    “2018 Plan” means the Company’s 2018 Stock Incentive Plan.

(b)    “Administrator” means the Compensation Committee of the Board, or, if and to the extent the Compensation Committee does not administer the Plan, the Board or other Committee delegated by the Board in accordance with Section 3 hereof.

                      (c)    “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified as of any date of determination.

(d)    “Applicable Laws” means the applicable requirements under U.S. federal and state corporate laws, U.S. federal and state securities laws, including the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan, as are in effect from time to time.

(e)    “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award granted under the Plan.

(f)    “Award Agreement” means any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

(g)    “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(h)    “Board” means the Board of Directors of the Company.

(i)    “Bylaws” mean the bylaws of the Company, as may be amended and/or restated from time to time.

(j)    “Cause” has the meaning assigned to such term in any individual service, employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Cause,” then “Cause” means (i) the Participant’s conviction of or plea of guilty or nolo contendere to a felony involving moral turpitude or which results in material harm to the Company; (ii) the Participant’s fraud against the Company or any breach of fiduciary duty owed to the Company; (iii) the Participant’s theft, misappropriation or embezzlement of the assets or funds of the Company or any customer, or engagement in misconduct that is materially injurious to the Company; (iv) the Participant’s gross negligence of Participant’s duties or willful misconduct in the performance of Participant’s duties; or (v) the Participant’s material breach of any agreement between the Company and its Affiliates on the one hand and Participant on the other hand, which (if curable) is not cured within thirty (30) days of written notice. Any voluntary termination of employment or service by the Participant in anticipation of an involuntary termination of the Participant’s employment or service, as applicable, for Cause shall be deemed to be a termination for Cause.

(k)    “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Stock or other property), stock split, reverse stock split, share subdivision or consolidation, (iii) combination or exchange of shares or (iv) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 hereof is appropriate.

(l)    “Change in Control” means the first occurrence of an event set forth in any one of the following paragraphs following the Effective Date:

(1)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person which were acquired directly from the Company or any Affiliate thereof) representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below; or

(2)    the date on which individuals who constitute the Board as of the Effective Date and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended cease for any reason to constitute a majority of the number of directors serving on the Board; or

(3)    there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (i) a merger or consolidation (A) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, fifty percent (50%) or more of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a Subsidiary, the ultimate parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or

(4)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, (i) a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (ii) to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to any Award that constitutes deferred compensation under Section 409A of the Code only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code. For purposes of this definition of Change in Control, the term “Person” shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company.

(m)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(n)    “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Common Stock is traded.

(o)    “Common Stock” means the common stock of the Company, par value $0.005.

(p)    “Company” means Fluent, Inc., a Delaware corporation (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above).

(q)    “Disability” has the meaning assigned to such term in any individual service, employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Disability,” then “Disability” means that a Participant, as determined by the Administrator in its sole discretion, (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof.

(r)    “Effective Date” has the meaning set forth in Section 17 hereof.

(s)    “Eligible Recipient” means an employee, director or independent contractor of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Stock Appreciation Right means an employee, non-employee director or independent contractor of the Company or any Affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.

(t)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(u)    “Exempt Award” shall mean the following:

(1)    An Award granted in assumption of, or in substitution for, outstanding awards previously granted by a corporation or other entity acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines by merger or otherwise. The terms and conditions of any such Awards may vary from the terms and conditions set forth in the Plan to the extent the Administrator at the time of grant may deem appropriate, subject to Applicable Laws.

(2)    An award that an Eligible Recipient purchases at Fair Market Value (including awards that an Eligible Recipient elects to receive in lieu of fully vested compensation that is otherwise due) whether or not the Shares are delivered immediately or on a deferred basis.

(3)    An award granted as an inducement award pursuant to NASDAQ Listing Rule 5635(c).

(v)    “Exercise Price” means, (i) with respect to any Option, the per share price at which a holder of such Option may purchase Shares issuable upon exercise of such Award, and (ii) with respect to a Stock Appreciation Right, the base price per share of such Stock Appreciation Right.

(w)    “Fair Market Value” of a share of Common Stock or another security as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, that, (i) if the Common Stock or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on such date, or if no shares were traded on such date, on the last preceding date for which there was a sale of a share of Common Stock on such exchange, or (ii) if the Common Stock or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share in such over-the-counter market for the last preceding date on which there was a sale of such share in such market.

(x)    “Free Standing Rights” has the meaning set forth in Section 8.

(y)    “Good Reason” has the meaning assigned to such term in any individual service, employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Good Reason,” “Good Reason” and any provision of this Plan that refers to “Good Reason” shall not be applicable to such Participant.

(z)    “Grandfathered Arrangement” means an Award which is provided pursuant to a written binding contract in effect on November 2, 2017, and which was not modified in any material respect on or after November 2, 2017, within the meaning of Section 13601(e)(2) of P.L. 115.97, as may be amended from time to time (including any rules and regulations promulgated thereunder).

(aa)    “Incentive Compensation” means annual cash bonus and any Award.

(bb)    “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(cc)    “Nonqualified Stock Option” shall mean an Option that is not designated as an ISO.

(dd)    “Option” means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof. The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”

(ee)    “Other Stock-Based Award” means a right or other interest granted pursuant to Section 10 hereof that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock, including, but not limited to, unrestricted Shares, dividend equivalents or performance units, each of which may be subject to the attainment of performance goals or a period of continued provision of service or employment or other terms or conditions as permitted under the Plan.

(ff)    “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 below, to receive grants of Awards, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

(gg)    “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(hh)   “Plan” means this 2022 Omnibus Equity Incentive Plan.

(ii)    “Prior Plans” means the 2018 Plan and the Company’s 2015 Stock Incentive Plan, as in effect immediately prior to the Effective Date.

(jj)    “Prior Plan Award” means an award outstanding under the 2018 Plan as of the Effective Date hereof.

(kk)    “Related Rights” has the meaning set forth in Section 8.

(ll)    “Restricted Period” has the meaning set forth in Section 9.

(mm)    “Restricted Stock” means a Share granted pursuant to Section 9 below subject to certain restrictions that lapse at the end of a specified period (or periods) of time and/or upon attainment of specified performance objectives.

(nn)    “Restricted Stock Unit” means the right granted pursuant to Section 9 hereof to receive a Share at the end of a specified restricted period (or periods) of time and/or upon attainment of specified performance objectives.

(oo)    “Rule 16b-3” has the meaning set forth in Section 3.

(pp)    “Section 16 Officer” means any officer of the Company whom the Board has determined is subject to the reporting requirements of Section 16 of the Exchange Act, whether or not such individual is a Section 16 Officer at the time the determination to recoup compensation is made.

(qq)    Shares” means Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.

(rr)    “Stock Appreciation Right” means a right granted pursuant to Section 8 hereof to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

(ss)    “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.

(tt)    “Transfer” has the meaning set forth in Section 15.

Section 3.	Administration.

(a)    The Plan shall be administered by the Administrator and shall be administered, to the extent applicable, in accordance with Rule 16b-3 under the Exchange Act (“Rule 16b-3”).

(b)    Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(1)    to select those Eligible Recipients who shall be Participants;

(2)    to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(3)    to determine the number of Shares to be covered by each Award granted hereunder;

(4)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Stock or Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Stock or Restricted Stock Units shall lapse, (ii) the performance goals and periods applicable to Awards, (iii) the Exercise Price of each Option and each Stock Appreciation Right or the purchase price of any other Award, (iv) the vesting schedule and terms applicable to each Award, (v) the number of Shares or amount of cash or other property subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable) any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the payment schedules of such Awards and/or, to the extent specifically permitted under the Plan, accelerating the vesting schedules of such Awards);

(5)    to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;

(6)    to determine the Fair Market Value in accordance with the terms of the Plan;

(7)    to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s service or employment for purposes of Awards granted under the Plan;

(8)    to adopt, alter and repeal such administrative rules, regulations, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(9)    to construe and interpret the terms and provisions of, and supply or correct omissions in, the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan; and

(10)    to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-United States laws or for qualifying for favorable tax treatment under applicable non-United States laws, which rules and regulations may be set forth in an appendix or appendixes to the Plan.

(c)    Subject to Section 5, neither the Board nor the Committee shall have the authority to reprice or cancel and regrant any Award at a lower exercise, base or purchase price or cancel any Award with an exercise, base or purchase price in exchange for cash, property or other Awards without first obtaining the approval of the Company’s stockholders.

(d)    All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including the Company and the Participants.

(e)    The expenses of administering the Plan shall be borne by the Company and its Affiliates.

(f)    If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Articles of Incorporation or Bylaws of the Company, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

Section 4.	Shares Reserved for Issuance Under the Plan.

(a)    Subject to Section 5 hereof, the maximum number of shares of Common Stock that are reserved and available for issuance pursuant to Awards granted under the Plan shall be equal to the sum of (i) 10,000,000 shares, plus (ii) the number of shares of Common Stock reserved, but unissued under the 2018 Plan; provided, that, shares of Common Stock issued under the Plan with respect to an Exempt Award shall not count against such share limit. Following the Effective Date, no further awards shall be issued under the Prior Plans, but all awards under the Prior Plans which are outstanding as of the Effective Date (including any Grandfathered Arrangement) shall continue to be governed by the terms, conditions and procedures set forth in the Prior Plans and any applicable award agreement.

(b)    Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If an Award entitles the Participant to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. If any Award or Prior Plan Award expires, lapses or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award or Prior Plan Award being repurchased by the Company at or below the original issuance price), in any case in a manner that results in any shares of Common Stock covered by such Award or Prior Plan Award not being issued or being so reacquired by the Company, the unused shares of Common Stock covered by such Award or Prior Plan Award shall again be available for the grant of Awards under the Plan. Further, shares of Common Stock delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award or Prior Plan Award and/or to satisfy the applicable exercise or purchase price of an Award or Prior Plan Award and/or to satisfy any applicable tax withholding obligation (including shares retained by the Company from the Award or Prior Plan Award being exercised or purchased and/or creating the tax obligations) shall be added to the number of shares of Common Stock available for the grant of Awards under the Plan. However, in the case of ISOs, the foregoing provisions shall be subject to any limitations under the Code. In addition, (i) to the extent an Award is denominated in shares of Common Stock, but paid or settled in cash, the number of shares of Common Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) shares of Common Stock underlying Awards that can only be settled in cash shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of Shares as to which the Award is exercised and, notwithstanding the foregoing, such number of Shares shall no longer be available for grant under the Plan.

(c)    No more than 10,000,000 Shares shall be issued pursuant to the exercise of ISOs.

Section 5.	Equitable Adjustments.

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the Plan pursuant to Section 4, (ii) the kind, number of securities subject to, and the Exercise Price subject to outstanding Options and Stock Appreciation Rights granted under the Plan, (iii) the kind, number and purchase price of Shares or other securities or the amount of cash or amount or type of other property subject to outstanding Restricted Stock, Restricted Stock Units or Other Stock-Based Awards granted under the Plan; and/or (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, but subject in all events to the requirements of Section 409A of the Code, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the Shares, cash or other property covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any; provided, however, that if the Exercise Price or purchase price of any outstanding Award is equal to or greater than the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, the Administrator may cancel such Award without the payment of any consideration to the Participant. Further, without limiting the generality of the foregoing, with respect to Awards subject to foreign laws, adjustments made hereunder shall be made in compliance with applicable requirements. Except to the extent determined by the Administrator, any adjustments to ISOs under this Section 5 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.

Section 6.	Eligibility.

The Participants in the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients.

Section 7.	Options.

(a)    General. Options granted under the Plan shall be designated as Nonqualified Stock Options or ISOs. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option, and whether the Option is intended to be an ISO or a Nonqualified Stock Option (and in the event the Award Agreement has no such designation, the Option shall be a Nonqualified Stock Option). The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.

(b)    Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.

(c)    Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, subject to Section 4(d) of the Plan, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.

(d)    Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion.

(e)    Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by Applicable Laws or (iv) any combination of the foregoing.

(f)    ISOs. The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Administrator from time to time in accordance with the Plan. At the discretion of the Administrator, ISOs may be granted only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company.

(1)    ISO Grants to 10% Stockholders. Notwithstanding anything to the contrary in the Plan, if an ISO is granted to a Participant who owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company at the time of grant, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company, the term of the ISO shall not exceed five (5) years from the time of grant of such ISO and the Exercise Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant.

(2)    $100,000 Per Year Limitation For ISOs. To the extent the aggregate Fair Market Value (determined on the date of grant) of the Shares for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

(3)    Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date the Participant makes a “disqualifying disposition” of any Share acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Shares before the later of (i) two years after the date of grant of the ISO and (ii) one year after the date the Participant acquired the Shares by exercising the ISO. The Company may, if determined by the Administrator and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

(g)    Rights as Stockholder. A Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, and has paid in full for such Shares and has satisfied the requirements of Section 15 hereof.

(h)    Termination of Employment or Service. Treatment of an Option upon termination of employment of a Participant shall be provided for by the Administrator in the Award Agreement.

(i)    Other Change in Employment or Service Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status or service status of a Participant, in the discretion of the Administrator.

Section 8.	Stock Appreciation Rights.

(a)    General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made. Each Participant who is granted a Stock Appreciation Right shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of Shares to be awarded, the Exercise Price per Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b)    Awards; Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the shares of Common Stock, if any, subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof and has satisfied the requirements of Section 15 hereof.

(c)    Exercise Price. The Exercise Price of Shares purchasable under a Stock Appreciation Right shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of a Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.

(d)    Exercisability.

(1)    Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(2)    Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8 of the Plan.

(e)    Payment Upon Exercise.

(1)    Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.

(2)    A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(3)    Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).

(f)    Termination of Employment or Service. Treatment of a Stock Appreciation Right upon termination of employment of a Participant shall be provided for by the Administrator in the Award Agreement.

(g)    Term.

(1)    The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(2)    The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

(h)    Other Change in Employment or Service Status. Stock Appreciation Rights shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment or service status of a Participant, in the discretion of the Administrator.

Section 9.	Restricted Stock and Restricted Stock Units.

(a)    General. Restricted Stock or Restricted Stock Units may be issued under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Stock or Restricted Stock Units shall be made. Each Participant who is granted Restricted Stock or Restricted Stock Units shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock or Restricted Stock Units; the period of time restrictions, performance goals or other conditions that apply to Transferability, delivery or vesting of such Awards (the “Restricted Period”); and all other conditions applicable to the Restricted Stock and Restricted Stock Units. If the restrictions, performance goals or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock or Restricted Stock Units, in accordance with the terms of the grant. The provisions of the Restricted Stock or Restricted Stock Units need not be the same with respect to each Participant.

(b)    Awards and Certificates. Except as otherwise provided below in Section 9(c), (i) each Participant who is granted an Award of Restricted Stock may, in the Company’s sole discretion, be issued a share certificate in respect of such Restricted Stock; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to any such Award. The Company may require that the share certificates, if any, evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a share transfer form, endorsed in blank, relating to the Shares covered by such Award. Certificates for shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in such Restricted Stock Award. With respect to Restricted Stock Units to be settled in Shares, at the expiration of the Restricted Period, share certificates in respect of the shares of Common Stock underlying such Restricted Stock Units may, in the Company’s sole discretion, be delivered to the Participant, or his or her legal representative, in a number equal to the number of shares of Common Stock underlying the Restricted Stock Units Award. Notwithstanding anything in the Plan to the contrary, any Restricted Stock or Restricted Stock Units to be settled in Shares (at the expiration of the Restricted Period, and whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form. Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Stock Units, at the expiration of the Restricted Period, Shares, or cash, as applicable, shall promptly be issued (either in certificated or uncertificated form) to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance or payment shall in any event be made within such period as is required to avoid the imposition of a tax under Section 409A of the Code.

(c)    Restrictions and Conditions. The Restricted Stock or Restricted Stock Units granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code where applicable, thereafter:

(1)    The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance goals, the Participant’s termination of employment or service with the Company or any Affiliate thereof, or the Participant’s death or Disability. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 11 hereof.

(2)    Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Stock during the Restricted Period; provided, however, that dividends declared during the Restricted Period with respect to an Award, shall only become payable if (and to the extent) the underlying Restricted Stock vests. Except as provided in the applicable Award Agreement, the Participant shall generally not have the rights of a stockholder with respect to Shares subject to Restricted Stock Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to dividends declared during the Restricted Period with respect to the number of Shares covered by Restricted Stock Units shall, unless otherwise set forth in an Award Agreement, be paid to the Participant at the time (and to the extent) Shares in respect of the related Restricted Stock Units are delivered to the Participant. Certificates for Shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Stock or Restricted Stock Units, except as the Administrator, in its sole discretion, shall otherwise determine.

(3)    The rights of Participants granted Restricted Stock or Restricted Stock Units upon termination of employment or service as a director or independent contractor to the Company or to any Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

(d)    Form of Settlement. The Administrator reserves the right in its sole discretion to provide (either at or after the grant thereof) that any Restricted Stock Unit represents the right to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.

Section 10.	Other Stock-Based Awards.

Other Stock-Based Awards may be issued under the Plan. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Stock-Based Awards shall be granted. Each Participant who is granted an Other Stock-Based Award shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of shares of Common Stock to be granted pursuant to such Other Stock-Based Awards, or the manner in which such Other Stock-Based Awards shall be settled (e.g., in shares of Common Stock, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Stock-Based Awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such Other Stock-Based Awards. In the event that the Administrator grants a bonus in the form of Shares, the Shares constituting such bonus shall, as determined by the Administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such bonus is payable. Notwithstanding anything set forth in the Plan to the contrary, any dividend or dividend equivalent Award issued hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying Award.

Section 11.	Change in Control.

Unless otherwise determined by the Administrator and evidenced in an Award Agreement, in the event that (a) a Change in Control occurs, and (b) the Participant is employed by the Company or any of its Affiliates immediately prior to the consummation of such Change in Control then upon the consummation of such Change in Control, the Administrator, in its sole and absolute discretion, may:

(a)    provide that any unvested or unexercisable portion of any Award carrying a right to exercise become fully vested and exercisable; and

(b)    cause the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan to lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be fully achieved at target performance levels.

If the Administrator determines in its discretion pursuant to Section 3(b)(4) hereof to accelerate the vesting of Options and/or Share Appreciation Rights in connection with a Change in Control, the Administrator shall also have discretion in connection with such action to provide that all Options and/or Stock Appreciation Rights outstanding immediately prior to such Change in Control shall expire on the effective date of such Change in Control. Notwithstanding the foregoing, in the event that a Participant’s employment or service is terminated without Cause within twenty-four (24) months following a Change in Control, the time-vesting portion of any Award granted to such Participant shall accelerate and vest in full, and the performance-vesting portion of any such Award shall vest at target level, in each case upon the date of termination of employment or service of such Participant.

Section 12.	Amendment and Termination.

The Board may amend, alter or terminate the Plan at any time, but no amendment, alteration or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. The Board shall obtain approval of the Company’s stockholders for any amendment that would require such approval in order to satisfy the requirements of any rules of the stock exchange on which the Common Stock is traded or other Applicable Law. Subject to Section 3(c), the Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan and the immediately preceding sentence, no such amendment shall materially impair the rights of any Participant without his or her consent.

Section 13.	Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 14.	Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of an amount up to the maximum statutory tax rates in the Participant’s applicable jurisdiction with respect to the Award, as determined by the Company. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by Applicable Laws, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations; provided, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of Shares or other property, as applicable, or (ii) delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. Such already owned and unrestricted shares of Common Stock shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined and any fractional share amounts resulting therefrom shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by Applicable Laws, to satisfy its withholding obligation with respect to any Award.

Section 15.	Transfer of Awards.

Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares or other property underlying such Award. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option or a Stock Appreciation Right may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal Disability, by the Participant’s guardian or legal representative.

Section 16.	Continued Employment or Service.

Neither the adoption of the Plan nor the grant of an Award shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 17.	Effective Date.

The Plan was approved by the Board on April 15, 2022 and shall be adopted and become effective on the date that it is approved by the Company’s stockholders (the “Effective Date”).

Section 18.	Electronic Signature.

Participant’s electronic signature of an Award Agreement shall have the same validity and effect as a signature affixed by hand.

Section 19.	Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

Section 20.	Securities Matters and Regulations.

(a)    Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Shares with respect to any Award granted under the Plan shall be subject to all Applicable Laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.

(b)    Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Shares is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no such Award shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c)    In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

Section 21.	Section 409A of the Code.

The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

Section 22.	Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service.

Section 23.	No Fractional Shares.

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 24.	Beneficiary.

A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

Section 25.	Paperless Administration.

In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

Section 26.	Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 27.	Clawback.

(a)    If the Company is required to prepare a financial restatement due to the material non-compliance of the Company with any financial reporting requirement, then the Committee may require any Section 16 Officer to repay or forfeit to the Company, and each Section 16 Officer agrees to so repay or forfeit, that part of the Incentive Compensation received by that Section 16 Officer during the three-year period preceding the publication of the restated financial statement that the Committee determines was in excess of the amount that such Section 16 Officer would have received had such Incentive Compensation been calculated based on the financial results reported in the restated financial statement. In addition to the foregoing, if the employment or provision of services of any Participant is terminated by the Company for Cause or otherwise as a result of any material misconduct by such Participant, or if such Participant breaches any restrictive covenant owed to the Company or any of its Affiliates, the Company may require such Participant to repay or forfeit to the Company, and each Participant agrees to so repay or forfeit, the entire amount of the Incentive Compensation received by that Participant during the three-year period preceding his or her termination of employment or service or breach, as applicable. The Committee may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid Incentive Compensation and how much Incentive Compensation to recoup from each Section 16 Officer or Participant, as applicable (which need not be the same amount or proportion for each Section 16 Officer or Participant), including any determination by the Committee that a Section 16 Officer or Participant engaged in fraud, willful misconduct or committed grossly negligent acts or omissions which materially contributed to the events that led to the financial restatement or termination of employment. The amount and form of the Incentive Compensation to be recouped shall be determined by the Committee in its sole and absolute discretion, and recoupment of Incentive Compensation may be made, in the Committee’s sole and absolute discretion, through the cancellation of vested or unvested Awards, cash repayment or both.

(b)    Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any Applicable Laws, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such Applicable Law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Section 28.	Governing Law.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.

Section 29.	Indemnification.

To the extent allowable pursuant to applicable law, each member of the Board and the Administrator and any officer or other employee to whom authority to administer any component of the Plan is designated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled pursuant to the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 30.	Titles and Headings, References to Sections of the Code or Exchange Act.

The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

Section 31.	Successors.

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

Section 32.	Relationship to other Benefits.

No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

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The Board of Directors recommends you vote FOR the following:

Nominees	For	Against	Abstain
1a. Ryan Schulke	☐	☐	☐
1b. Matthew Conlin	☐	☐	☐
1c. Carla S. Newell	☐	☐	☐
1d. Donald Mathis	☐	☐	☐
1e. Barbara Shattuck Kohn	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof will be voted on by the proxy holders in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000568433_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

FLUENT, INC.
Annual Meeting of Stockholders
June 8, 2022 11:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Daniel J. Barsky, as proxy of the undersigned, with full power to appoint his substitute, to represent the undersigned at the Annual Meeting (the "Meeting") of Stockholders of Fluent, Inc. (the "Company") to be held on June 8, 2022 (11:00 AM Eastern Time) held virtually at www.virtualshareholdermeeting.com/FLNT2022, and at any adjournments thereof, and to vote all shares of common stock of the Company held of record by the undersigned at the close of business on May 6, 2022 in accordance with the instructions set forth on this proxy card and, in their discretion, to vote such shares on any other business as may properly come before the Meeting and on matters incident to the conduct of the Meeting. Any proxy heretofore given by the undersigned with respect to such shares of common stock is hereby revoked.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE REVERSE SIDE. IF THIS PROXY IS EXECUTED BUT NO VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES AND FOR PROPOSALS 2, 3 AND 4.

0000568433_2 R1.0.0.24

Continued and to be signed on reverse side